UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 16, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders on Thursday, April 26, 2007 at 10 a.m. Eastern time at our offices at One American Row, Hartford, Connecticut 06102.

The Notice of Annual Meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. I also will report on the progress of the Company during the past year and answer your questions.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, I urge you to vote by proxy via the Internet, telephone, or mail as promptly as possible.

Thank you.

Yours truly,

Dona D. Young
Chairman, President and Chief Executive Officer

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

THE PHOENIX COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 16, 2007

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut, on Thursday, April 26, 2007 at 10 a.m. Eastern time to consider and act upon the following matters:

1.               election of four directors to serve until the 2010 Annual Meeting of Shareholders;

2.               ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.               consideration of such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 28, 2007 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and proof of ownership of shares of our Common Stock.

You may also listen to the meeting live via the Internet by going to our web site, www.phoenixwm.com. A replay will be available until May 10, 2007.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote by submitting your proxy via the Internet, telephone or mail. If you are a registered shareholder and attend the meeting after submitting a proxy, you may revoke the proxy prior to its exercise at the meeting and vote your shares in person by following the instructions in the accompanying Proxy Statement. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors,

Tracy L. Rich
Secretary
One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

PROXY STATEMENT

THE PHOENIX COMPANIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 26, 2007

GENERAL INFORMATION

This Proxy Statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 26, 2007, at 10 a.m. Eastern time, at One American Row, Hartford, Connecticut 06102, and at any adjournment of that meeting. The notice of meeting, this Proxy Statement and the accompanying proxy are being sent to shareholders beginning on or about March 16, 2007.

The Company will pay the expenses of this proxy solicitation. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company. The Company has retained Morrow and Company, Inc. to assist in the solicitation at a total estimated cost of $5,000 plus reimbursement of certain expenses. The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

WHAT AM I VOTING ON?

You will be voting on the following:

•                  election of four members of the Board; and

•                  ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2007.

The Company recommends a vote FOR both proposals.

You also may vote on any other business properly coming before the meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on February 28, 2007 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had 113,821,572 shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificated form or through an account with our transfer agent, The Bank of New York, you have three options for voting before the meeting:

•                  via the Internet, at the address shown on the enclosed proxy card;

•                  by telephone, through the number shown on the proxy card; or

•                  by mail, by completing, signing, and returning the proxy card.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in “street name,” and you may direct your bank, broker or other registered holder on how to vote your shares by following the directions it provides you.

MAY I VOTE AT THE MEETING?

Registered shareholders may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may revoke your proxy before it is exercised by:

•                  voting in person at the Annual Meeting at any time before the polls close at the conclusion of the meeting;

•                  voting again via the Internet or telephone prior to 11:59 p.m. Eastern time on April 25, 2007; or

•                  signing another proxy card with a later date and returning it to the Company prior to the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other registered shareholder. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted:

•                  FOR the election of all of the nominees for director named in this Proxy Statement;

•                  FOR the ratification of PwC as our independent registered public accounting firm for 2007; and

•                  according to the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

It means that you have multiple accounts with our transfer agent and/or banks, brokers or other registered shareholders. Please vote all of your shares. If you would like information on consolidating your accounts, please contact Phoenix Shareholder Services at 800.490.4258 or at www.stockbny.com. We have included this and other web site addresses here and elsewhere in this Proxy Statement only as inactive textual references. The information contained on these web sites is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

HOW WILL SHARES HELD IN THE PHOENIX COMPANIES, INC. COMMON STOCK FUND BE VOTED?

This Proxy Statement is being used to solicit voting instructions with respect to shares of Common Stock held in the Common Stock Fund (the “Fund”) by Fidelity Management Trust Company (“Fidelity”), the trustee of The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Fund, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Fund credited to your individual account through any of the three options described under How do I vote before the meeting? on page 1.  Voting instructions for these shares must be received by 11:59 p.m. Eastern time on April 23, 2007 to allow sufficient time to process voting instructions and vote on behalf of the Fund shares.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote. If you are a beneficial owner of shares, they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your instruction form. Under the rules of the New York Stock

Exchange (“NYSE”), the election of directors and the ratification of PwC as our independent registered public accounting firm for 2007 are considered routine matters for which brokerage firms may vote without specific instructions.

If you hold shares through the Fund and voting instructions for the shares attributable to your account are not received by 11:59 p.m. Eastern time on April 23, 2007, these shares will be voted in the same proportion as the voting instructions received on a timely basis from other participants in the 401(k) Plan.

WHO MAY ATTEND THE MEETING?

The Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a registered shareholder and you received your proxy materials electronically via the Internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

HOW DO I GET TO THE MEETING?

Directions to the Annual Meeting at our offices at One American Row in Hartford are available on our web site, www.phoenixwm.com in the Investor Relations section.

CAN I LISTEN TO THE MEETING VIA THE INTERNET?

You can listen to the Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the Annual Meeting icon. A replay will be available on the web site until May 10, 2007.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct our Annual Meeting, holders of one-third of our shares of Common Stock outstanding as of the Record Date must be present at the meeting in person or by proxy. This is referred to as a quorum. You are counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the Internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when a bank, broker or other registered shareholder holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

To be re-elected as a director, each nominee must receive the most votes cast with respect to his or her position. This number is called a “plurality”. Shares not voted will have no impact on the election of directors. Each proxy received will be voted FOR ALL of the nominees for director, unless the proxy is otherwise marked.

Ratification of the appointment of PwC as our independent registered public accounting firm for 2007 requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THIS PROXY STATEMENT?

Unless separate copies were previously requested, we sent only one copy of this Proxy Statement and the annual report to households in which multiple shareholders share the same address, a procedure called “householding”. This reduces our printing costs and benefits the environment. If you would like to receive separate copies of this Proxy Statement, information statements and the annual report, or wish to receive separate copies of these documents in the future, please contact Phoenix Shareholder Services by calling 800.490.4258, writing to The Bank of New York, Investor Services, Church Street Station, P.O. Box 11258, New York, NY 10286-1258, or going to The Bank of New York web site, www.stockbny.com.

If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of Proxy Statements, information statements and annual reports for your household, please contact Phoenix Shareholder Services as indicated above.

HOW MANY DIRECTORS DO YOU HAVE?  HOW MANY ARE INDEPENDENT?

Our Board currently has 13 members, all of whom are independent under the NYSE rules, except the Chairman, Mrs. Dona D. Young, who is also our President and Chief Executive Officer.

WHERE CAN I LEARN MORE ABOUT THE BOARD’S ACTIVITIES?

Please turn to Corporate Governance on page 9.

WHO CAN ANSWER MY QUESTIONS?

If you have questions about your shares or status as a shareholder, please call Phoenix Shareholder Services at 800.490.4258. If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

HOW CAN I GET ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS?

If you are a registered shareholder, simply log on to the web site www.proxyconsent.com/pnx and follow the instructions.

Electronic delivery saves the Company a significant portion of the costs associated with printing and mailing the Annual Meeting materials. We also believe that registered shareholders will find this service convenient and useful. By providing the appropriate information when you vote by proxy via the Internet, you can consent to receive future proxy materials and/or annual reports electronically. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, the Company will send you a notice by electronic mail explaining how to access these materials. From then on, we will usually not send you paper copies of these materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual reports. Your consent will be effective until you revoke it by terminating your registration at the web site www.proxyconsent.com/pnx.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

HOW CAN I GET COPIES OF THE DOCUMENTS REFERENCED IN THIS PROXY?

If you have received a copy of this proxy by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, Connecticut 06102-5056

PROPOSAL 1: ELECTION OF DIRECTORS

Background

Our Board of Directors (our “Board”) consists of three classes of directors, the members of which were each elected to three-year terms:

•                  one class to hold office for terms expiring at the Annual Meeting on April 26, 2007;

•                  another class to hold office for terms expiring at the 2008 Annual Meeting of Shareholders; and

•                  another class to hold office for terms expiring at the 2009 Annual Meeting of Shareholders.

It is our policy that all of our directors should attend our annual meetings of shareholders if reasonably possible. All 13 of our directors attended the 2006 Annual Meeting of Shareholders.

Directors for Election

At our Annual Meeting on April 26, 2007, four directors will be elected to hold office for three years. The nominees are all current directors. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

The following persons are nominees for election as directors of the Company for terms to expire in 2010; the Board recommends that shareholders vote FOR ALL of them:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Jean S. Blackwell age 52	since 2004

Executive Vice President, Chief Financial Officer and Chief of Staff of Cummins Inc. since June 2005, and Vice President from 1997 to 2004; partner of McKinney & Evans LLP from 1995 to 1997 and from 1986 to 1991 and an associate from 1979 to 1985; Indiana State Lottery Director from 1991 to January 1, 1993; State of Indiana Budget Director from 1993 to 1995.

Arthur P. Byrne age 61	since 2000 (since 1997 for Phoenix Life)	Operating partner of JW Childs Associates, a private equity fund based in Boston, Massachusetts since 2002; President, Chief Executive Officer and Chairman of The Wiremold Company from 1991 to 2002.
Ann Maynard Gray age 61	since 2002	President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998; current director of Duke Energy Corporation and Elan Corporation plc.
Dona D. Young age 53	since 2000 (since 1998 for Phoenix Life)

Chairman of the Company and Phoenix Life since April 2003, Chief Executive Officer since January 2003, President since 2000; Chief Operating Officer of the Company and Phoenix Life from February 2001 through December 2002; Executive Vice President, Individual Insurance and General Counsel of Phoenix Life from 1994 to 2000; current director of Wachovia Corporation and Foot Locker, Inc.

(1)             All ages are as of March 1, 2007.

(2)             Of both the Company and of its subsidiary, Phoenix Life Insurance Company (“Phoenix Life”), except as otherwise noted.

Continuing Directors

The following directors, whose terms expire in 2008, will continue to serve as directors:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Sal H. Alfiero age 69	since 2000 (since 1988 for Phoenix Life)

Chairman and Chief Executive Officer of Protective Industries, LLC from 2001 through 2005; Chairman and Chief Executive Officer of Mark IV Industries, Inc. from 1969 to 2001; current director of Fresh Del Monte Produce, Inc., HSBC North America Holdings, Inc. and HSBC USA, Inc.

Martin N. Baily age 62	since 2005

Senior Fellow at the Peterson Institute for International Economics since 2001; Senior Advisor to McKinsey & Company since 2002; Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001; Principal of McKinsey & Company from 1996 to 1999.

John H. Forsgren, Jr. age 60	since 2005

Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995; Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994 and Vice President and Treasurer from 1986 to 1990; current director of Curagen Corporation and Globix Corporation.

John E. Haire age 54	since 2000 (since 1999 for Phoenix Life)	Executive Vice President of Time, Inc. from 2001 through 2005; President of The Fortune Group from 1999 until 2001; publisher of TIME Magazine from 1993 until 1999.
Thomas S. Johnson age 66	since 2000

Chairman and Chief Executive Officer of GreenPoint Financial Corporation from 1993 to 2004; President and director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corp. from 1989 to 1991; current director of R.R. Donnelley & Sons Company, Inc., Alleghany Corporation and Federal Home Loan Mortgage Corporation (Freddie Mac).

(1)             All ages are as of March 1, 2007.

(2)             Of both the Company and of Phoenix Life, except as otherwise noted.

The following directors, whose terms expire in 2009, will continue to serve as directors:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Peter C. Browning age 65	since 2000 (for Phoenix Life from 1989 to 1999 and since 2000)

Dean of the McColl Graduate School of Business at Queens University of Charlotte from 2002 through 2005; various positions, including President and Chief Executive Officer, at Sonoco Products Company from 1993 to 2000; current director of Acuity Brands, Inc., EnPro Industries, Inc., Lowe’s Companies, Inc., and Wachovia Corporation; non-executive Chairman of Nucor Corporation from 2000 to 2006, and Lead Director of Nucor Corporation from 2006 to present.

Sanford Cloud, Jr. age 62	since 2001

Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005; President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004; partner at the law firm of Robinson & Cole from 1993 to 1994; Vice President at Aetna, Inc. from 1986 to 1992; Connecticut State Senator from 1977 to 1980; current trustee of Northeast Utilities and non-executive Chairman of Ironwood Mezzanine Fund L.P.

Gordon J. Davis, Esq. age 65	since 2000 (since 1986 for Phoenix Life)

Partner at the law firm of LeBoeuf, Lamb, Greene & MacRae LLP since 1994 (except during much of 2001); President of Lincoln Center for the Performing Arts from January to November 2001; current director of Consolidated Edison of New York, Inc. and of approximately 35 registered investment companies within the Dreyfus family of funds.

Jerry J. Jasinowski age 67	since 2000 (since 1995 for Phoenix Life)

President of the Manufacturing Institute, an affiliate of the National Association of Manufacturers since 2004; Former President of the National Association of Manufacturers from 1990 to 2004, Executive Vice President and Chief Economist from 1983 to 1989 and Senior Vice President and Chief Economist from 1981 to 1983; Assistant Secretary of Policy at the U.S. Department of Commerce from 1977 to 1980; current director of Harsco Corporation, the Timken Company and WebMethods, Inc.

(1)             All ages are as of March 1, 2007.

(2)             Of both the Company and Phoenix Life, except as otherwise noted.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On November 2, 2006, the Audit Committee (the “Audit Committee”) of our Board of Directors (our “Board”), subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2007. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Fees Incurred for Services Performed by PwC

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related nor recurring, a Company vice president may submit in writing a request to the Company’s internal auditor, accompanied by approval of the Company’s chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by PwC in 2006 and 2005 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2006 and 2005 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

	2006	2005
	($ in 000s)
Audit Fees (1)	$3,075	$3,642
Audit-Related Fees (2)	213	230
Tax Fees (3)	62	54
All Other Fees (4)	3	3
Total Fees	$3,353	$3,929

(1)             Amounts represent fees for the annual audits of the financial statements and internal controls of the Company, reviews of the Company’s financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the Securities and Exchange Commission (the “SEC”). The 2005 audit fees include $175,700 related to 2004.

(2)             Amounts represent fees for employee benefit plans audits and performance of agreed-upon procedures for regulatory purposes.

(3)             In 2006, amounts represent fees for tax compliance services and consultations on tax matters. In 2005, amounts represent fees for tax compliance services and expatriate tax services.

(4)             Amounts represent fees for research and regulatory reporting compliance software.

As reflected in the table above, the Company incurred fees of $3,353,000 and $3,929,000 in 2006 and 2005, respectively, for services performed by PwC. Of these sums, $3,288,000 in 2006 and $3,872,000 in 2005 were for audit and audit-related services.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting. If any other appropriate business is properly presented at the Annual Meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

CORPORATE GOVERNANCE

Our Board of Directors (the “Board”) is responsible for providing effective governance over the Company’s affairs. Our corporate governance practices are designed to align the interests of the Board and management with those of shareholders and to promote honesty and integrity. Highlights of our corporate governance practices are described below. More information about corporate governance may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

In February 2007, the Board amended our Corporate Governance Principles, which outline our corporate governance policies and procedures (the “Corporate Governance Principles”). These principles, which embody many of our long-standing practices and incorporate our current corporate governance best practices, are available on our web site identified above. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 14. Portions of these Corporate Governance Principles are discussed below.

Board Committee Membership and Meetings

There are currently five committees of the Board that perform its essential functions. Three of these are standing committees: the Audit Committee, the Compensation Committee and the Executive Committee (the “Audit Committee”, “Compensation Committee” and “Executive Committee”, respectively). The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee (the “Finance Committee” and “Governance Committee”, respectively). Only directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”) may be members of the Audit Committee, the Compensation Committee or the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the NYSE. The Audit, Compensation and Governance Committees have authority to retain advisors to help fulfill their responsibilities.

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life Insurance Company (“Phoenix Life”). Phoenix Life has established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of the Board.

Committees of the Board

The current Board committees, their responsibilities, their membership and their number of meetings in 2006 follow. The descriptions are merely summaries; each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 14. The chair of each committee is listed with an asterisk.

AUDIT COMMITTEE
Responsibilities		Members	Number of 2006 Meetings
• •	Recommending to the Board the selection of the Company’s independent registered public accounting firm Reviewing the scope, plans and results relating to the Company’s internal and external audits and financial statements	Thomas S. Johnson* Martin N. Baily Jean S. Blackwell Arthur P. Byrne John E. Haire Jerry J. Jasinowski	13
•	Reviewing the Company’s financial condition
•	Reviewing the quality and integrity of the Company’s financial reporting processes and procedures
•	Reviewing the Company’s significant business and financial risks and exposures and evaluating the adequacy of the Company’s internal controls in connection with such risks and exposures
•	Reviewing the Company’s policies on ethical business conduct and monitoring its compliance with those policies
See also Audit Committee Report beginning on page 15 for a discussion of the Audit Committee’s oversight responsibilities.

COMPENSATION COMMITTEE
Responsibilities		Members	Number of 2006 Meetings
• •	Evaluating the targeted compensation of the chief executive officer, “key executives” (officers at the level of senior executive vice president and above and other employees expected to earn as much as the lowest paid senior executive vice president), executive vice presidents and senior vice presidents Reviewing and recommending to the independent members of the Board for approval the compensation of the chief executive officer	Sanford Cloud, Jr.* Sal H. Alfiero Peter C. Browning Ann Maynard Gray John E. Haire Thomas S. Johnson	7
•	Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards
•	Reviewing and approving benefits for key executives under plans exempt from ERISA
•	Reviewing and recommending compensation of the members of the Board
•	Overseeing the granting of stock options, restricted stock units and other equity-based compensation
•	Reviewing and approving the annual compensation programs for all employees

See also Compensation Committee Charter, Processes, Interlocks and Report, beginning on page 17 and Compensation Discussion and Analysis on page 19 for further detail regarding the functions of the Compensation Committee.

EXECUTIVE COMMITTEE
Responsibilities		Members	Number of 2006 Meetings
•	Exercising the powers and authority of the Board with respect to overseeing the Company’s property, affairs and businesses during periods between meetings of the Board	Sal H. Alfiero* Peter C. Browning Sanford Cloud, Jr. Jerry J. Jasinowski Thomas S. Johnson Dona D. Young	5

FINANCE COMMITTEE
Responsibilities		Members	Number of 2006 Meetings
• •	Exercising the authority of the Board with respect to the Company’s financial and investment policies Establishing and exercising general supervision over the investment policies and programs of the Company and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock)	Jerry J. Jasinowski* Martin N. Baily Jean S. Blackwell Arthur P. Byrne Gordon J. Davis John H. Forsgren, Jr.	6
•	Exercising general supervision over the disposition of Company subsidiaries and of material assets
•	Reviewing the Company’s and its major subsidiaries’ policies and positions regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk

GOVERNANCE COMMITTEE
Responsibilities		Members	Number of 2006 Meetings
• •	Assisting the Board, in conjunction with the Audit Committee, in fulfilling its responsibilities with respect to overseeing the Company’s policies, practices and procedures relating to risks and risk management Presenting qualified candidates to the Board for election as directors	Peter C. Browning* Sal H. Alfiero Sanford Cloud, Jr. Gordon J. Davis John H. Forsgren, Jr. Ann Maynard Gray	6
•	Reviewing the committee structure of the Board
•	Making recommendations to the Board with respect to matters of corporate governance
•

Exercising the authority of the Board with respect to matters relating to the interests of the Company’s shareholders or to the Company’s relationships to the community at large, including: charitable contributions; government affairs and public relations; employee voluntary participation in community affairs; and philanthropic programs

Executive Sessions of the Board

As provided in the Corporate Governance Principles, the non-management directors of the Company meet in executive session at each regular Board meeting. The non-management chair of the Executive Committee of the Board, currently Mr. Sal H. Alfiero, presides at these meetings.

Board Attendance and Annual Meeting Policy

Directors are expected to attend the Company’s Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve. In 2006, there were six meetings of the Board. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, all members of the Board attended the 2006 Annual Meeting of Shareholders.

Director Nomination Process

The Governance Committee is responsible for proposing qualified candidates to the Board. In considering candidates for nomination to the Board, the Governance Committee seeks individuals with strong intellectual ability, breadth of experience, demonstrated professional achievement, diverse backgrounds and the highest integrity. Prospective directors should also be able and willing to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings.

The Governance Committee may also consider particular areas of expertise with respect to a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of 12 independent directors, plus our chief executive officer.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined under Shareholder and Interested Party Communications on page 14. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our chief executive officer, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

Code of Conduct

We have adopted a written Code of Conduct which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct and the Code of Conduct provides guidance on how to uphold these standards. The Code of Conduct is available on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site. You may request a printed copy of the Code of Conduct by writing to the Corporate Secretary at either of the addresses listed under Shareholder and Interested Party Communications on page 14.

Director Independence

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards are included as Exhibit A, and may also be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

In February 2007, the Governance Committee and the Board evaluated the independence of each director other than our chairman, who is a Company employee, in accordance with the provisions of the Company’s Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chairman, including all directors standing for election, are independent under both the Categorical Independence Standards and the NYSE rules. The Board’s determinations are shown in the following table.

Name of Director	Transactions, Relationships or Arrangements Considered (other than those disclosed in Transactions with Related Persons below)	Finding
Sal H. Alfiero	None	Independent
Martin N. Baily	None	Independent
Jean S. Blackwell	None	Independent
Peter C. Browning	None	Independent
Arthur P. Byrne	None	Independent
Sanford Cloud, Jr.	None	Independent
Gordon J. Davis	None	Independent
John H. Forsgren, Jr.	None	Independent
Ann Maynard Gray	None	Independent
John E. Haire	None	Independent
Jerry J. Jasinowski	None	Independent
Thomas S. Johnson	None	Independent

Audit Committee Financial Expert

Mr. Thomas S. Johnson, the Audit Committee’s chair, was determined by the Board, based on his education and experience, to be an audit committee financial expert, as defined by applicable federal securities law. Mr. Johnson was determined by the Board to be independent, as described in Director Independence on page 12.

Policy Regarding Transactions with Related Persons

In November 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). Pursuant to the Related Person Policy, any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”). Pursuant to the Related Person Policy, no Related Person Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director interested in a Related Person Transaction shall recuse himself or herself from any such vote.

Transactions with Related Persons

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2006, our subsidiaries incurred total compensation of $50.1 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2006, we made payments of $49.5 million to State Farm entities for this compensation.

Director Sanford Cloud, Jr. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. One of the Company’s subsidiaries is an investor in, and limited partner of, Ironwood. In 2006, the Company’s subsidiary funded pre-existing commitments to Ironwood in the amount of $383,015 and received returns on sums previously invested in the amount of $874,176.

All Related Person Transactions have been approved or ratified by the Audit Committee pursuant to the Related Person Policy. The Board has determined that Mr. Cloud is independent under the Categorical Independence Standards and the NYSE rules.

Shareholder and Interested Party Communications

If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2008 Annual Meeting of Shareholders, we must receive your proposal at our executive offices in Hartford, Connecticut no later than November 16, 2007. Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Corporate Secretary at one of the addresses below.

Proposals should be addressed by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary
The Phoenix Companies, Inc.
One American Row
P.O. Box 5056
Hartford, Connecticut 06102-5056

If you wish to present a matter for action at the 2008 Annual Meeting of Shareholders, but choose not to do so under SEC Rule 14a-8, you must deliver a notice containing the information required by the Company’s bylaws to our Corporate Secretary at one of the addresses above on or before January 25, 2008, but no earlier than December 28, 2007.

Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of non-management directors of the Company, the non-management directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the Corporate Secretary at the mailing address above or to the e-mail address listed above, indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director(s).

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, SEC regulations and the NYSE listing standards. A copy of this amended charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PricewaterhouseCoopers LLP (“PwC”) is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met and discussed with management and with PwC, the Company’s audited financial statements for the year ended December 31, 2006 (the “audited statements”). The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•                  PwC’s responsibilities under generally accepted auditing standards;

•                  the Company’s significant accounting policies;

•                  management’s judgments and accounting estimates;

•                  any significant audit adjustments;

•                  any disagreements with management; and

•                  any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s chief financial officer and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and discussed with PwC, its independence from the Company. PwC has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and be filed with the Securities and Exchange Commission. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2007.

THE AUDIT COMMITTEE

Thomas S. Johnson, Chair
Martin N. Baily
Jean S. Blackwell
Arthur P. Byrne
John E. Haire
Jerry J. Jasinowski

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT

Compensation Committee Charter

The Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) consists of independent members of the Board, and meets at scheduled times during the year. Its purpose is to assist the Board in fulfilling its responsibility to maximize long-term return to shareholders by ensuring that directors and employees are compensated according to the Company’s compensation philosophies, objectives and policies. The Compensation Committee’s responsibilities, highlighted on page 10 of this Proxy Statement, are explicitly set forth within the terms of its charter, and are reviewed by the Board at least once a year.  A copy of this charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the committee.

Processes and Procedures Related to Executive and Director Compensation

Pursuant to its charter, the Compensation Committee has the following authority and responsibilities with regard to determination and consideration of executive and director compensation:

•                  to assist the Company in defining an executive total compensation policy for the Company and its subsidiaries that: (a) supports the Company’s overall strategy and objectives; (b) supports the attraction and retention of executives; (c) links total compensation to financial performance and the attainment of strategic objectives; and (d) provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the Company’s objectives;

•                  to review and approve new compensation plans when appropriate to maintain consistency with our compensation policy and to monitor the appropriateness and effectiveness of such plans;

•                  to make any and all determinations necessary to qualify any compensation intended to be exempt from Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Section 162(m) as performance-based compensation; and

•                  to review director compensation at least biennially and recommend any changes it believes to be appropriate. See Directors Compensation Plan on page 61.

Annually, the Compensation Committee determines base pay, annual incentive, and long-term incentives (collectively referred to as “Direct Compensation”) for all named executive officers (“NEOs”) except the chief executive officer (“CEO”), officers with the title of senior vice president or higher, and certain other executives whose contributions are key to our success. The Compensation Committee determines appropriate Direct Compensation through the following process: identifying the market value of each job, evaluating strategic value of each job, and determining the appropriate mix of Direct Compensation elements for each job. See Determining Direct Compensation Levels on page 21.

The Compensation Committee has delegated the following authority to the CEO, except as to Section 16 officers and key executives (as defined in the Compensation Committee charter):

•                  to determine the treatment of stock options under The Phoenix Companies, Inc. Stock Incentive Plan, except for senior vice presidents and higher, and restricted stock units (“RSUs”) under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”) upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan (the “Employee Pension Plan”);

•                  to determine the terms of RSU deferral offerings under the RSU Plan, including but not limited to, the opportunity to defer receipt of RSUs until termination of employment (or later, if required by law), receipt of dividend equivalents during deferral period, receipt of interest on dividend equivalents, and reinvestment of dividend equivalents in additional RSUs; and

•                  to grant awards of restricted stock, RSUs and long-term performance units under the RSU Plan.

Additionally, the CEO is responsible for making compensation recommendations to the Compensation Committee regarding other NEOs. The CEO shares her evaluation of each NEO with the Compensation Committee, along with corresponding compensation recommendations, taking into account factors such as performance relative to job responsibilities, key achievements, contributions to the leadership team, overall leadership, retention risk, strategic value and market value. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating her performance and making compensation recommendations to the full Board for its approval.

The Company’s legal and human resources executives support the Compensation Committee in its work. These executives recommend, but do not determine, the amount or form of executive and director compensation. In addition, the Compensation Committee and the Board have direct access to independent compensation consultants for advice on executive compensation matters. See the Role of Compensation Consultants on page 21. The Compensation Committee has the sole authority to retain and terminate any such compensation consultant used to assist it in the evaluation of director, CEO or senior executive compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms to monitor the consultant’s objectivity and independence when rendering advice to the Compensation Committee. The Compensation Committee used these consultants from time to time during 2006.

Compensation Committee Interlocks and Insider Participation

Compensation Committee member Sanford Cloud, Jr. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. One of the Company’s subsidiaries is an investor in, and limited partner of, Ironwood. In 2006, the Company’s subsidiary funded pre-existing commitments to Ironwood in the amount of $383,015 and received returns on sums previously invested in the amount of $874,176.

This transaction was ratified by the Audit Committee pursuant to the Company’s Policy Regarding Transactions with Related Persons. The Board has determined that Mr. Cloud is independent under the Categorical Independence Standards and the NYSE rules.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed Compensation Discussion and Analysis (which follows this Report) contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, Compensation Discussion and Analysis, we recommended to the Company’s Board of Directors that Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Sanford Cloud, Jr., Chair
Sal H. Alfiero
Peter C. Browning
Ann Maynard Gray
John E. Haire
Thomas S. Johnson

COMPENSATION OF EXECUTIVE OFFICERS

The following compensation discussion contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our discussion regarding the compensation of our executive officers in this Proxy Statement and should not be understood to be statements of our expectations or estimates of results or other guidance. We specifically caution our shareholders not to apply these statements to other contexts.

Compensation Discussion and Analysis

Overall Objectives of Executive Compensation Programs

Our executive compensation program is a critical component of our performance culture. Closely aligned with our business strategy, the program seeks to motivate and reward strong financial performance in order to position the Company for continued growth.

The program applies to all named executive officers (“NEOs”), officers with the title of senior vice president or higher, and certain other executives whose contributions are key to our success (collectively “Senior Management”). It is designed to achieve the following objectives:

•                  Link compensation to performance results. The program is weighted toward incentive pay, in the form of annual and long-term performance incentives, to motivate and reward creation of shareholder value. For example, the 2006 target compensation mix for our CEO was 20% base pay and 80% incentive pay. Annual and long-term incentives, as a percent of total compensation opportunity, are generally balanced, with NEOs having a slight bias toward long-term incentives.

•                  Attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities. The program benchmarks compensation opportunities against appropriate groups of life insurance or asset management companies such that compensation opportunities attract and retain executives with the experience and talent required to achieve our strategic objectives. We complement this review by assessing the strategic value of each member of Senior Management to internally align compensation opportunities with relative strategic value.

•                  Align the interests of Senior Management and shareholders. The program rewards Senior Management when their performance produces profitable growth and improving returns. The primary incentive program metric for incentive pay is return on equity. Our use of return on equity, a key measure of shareholder return for the Company, as our primary measure of success for these programs creates a close alignment between Senior Management and shareholder interests. The long-term incentive plan pays out in stock, further aligning compensation with shareholder interests.

The Compensation Committee refined our executive compensation program in 2005 by modifying the method by which it identifies target compensation levels relative to market, and by changing the target mix of base pay, annual incentive, and long-term incentives (collectively referred to as “Direct Compensation”) for Senior Management to have a more pronounced emphasis on pay tied to performance. These enhancements, which are discussed in this analysis, were designed to further align executive compensation with our business strategy and performance-based culture and to achieve consistency in compensation mix among Senior Management.

Elements of Compensation

The executive compensation program consists of Direct Compensation, broad-based benefit plans available to all employees, stock awards to recognize special situations, share ownership and retention guidelines, supplemental executive retirement plans (“SERPs”), deferred compensation, perquisites, executive severance, and change-in-control arrangements. Additionally, the CEO has an employment agreement with the Company.

A description and the objective of each element are summarized below.

Compensation Element	Description	Objective
Base Salary

Fixed rate of pay that compensates Senior Management for fulfilling their basic job responsibilities

Increases are provided only in the case of shortfalls relative to industry practice, to recognize a significant increase in responsibilities, or to maintain internal equity among peers

Attract and retain high-caliber leadership
Annual Incentives

Incentive compensation that promotes and rewards the achievement of annual performance objectives

The incentive pool is determined by the improvement in our return on equity; the pool is then allocated, with 65% based on achievement of department business objectives and 35% based on achievement of individual performance objectives

Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Long-Term Incentives

Incentive compensation that promotes and rewards the achievement of long-term performance objectives

Core program provides grants of restricted stock units (“RSUs”) subject to our achieving specified return on equity objectives over a three-year performance cycle, with a new three-year performance cycle beginning each year

Additional long-term incentives, conditioned on achievement of specified line-of-business and/or department objectives, may also be provided to motivate and reward other long-term business goals

Link compensation to long-term performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Time-Vested Stock Options and Restricted Stock Units

Time-vested stock option and RSU grants may be used in special circumstances, such as to recognize promotions or attract new hires, reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards, provide retention incentives, or shift compensation mix

Stock options typically vest ratably over three years with a 10-year option term

RSUs typically vest on the third anniversary of the award date

Link compensation to performance results (in the case of stock options) Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Share Ownership and Retention Guidelines	Guidelines that provide a target ownership level to be attained and require the retention of a portion of all stock awards, including long-term incentive RSUs	Align the interests of Senior Management and shareholders
Supplemental Executive Retirement Plan (SERP)

Non-qualified pension plan, providing additional retirement income to NEOs, other members of Senior Management, and certain other employees beyond what is provided in the Company’s broad-based retirement plan, which is restricted by certain Internal Revenue Code limits

Attract, motivate and retain high-caliber leadership
Non-Qualified Deferred Compensation

Opportunity to defer receipt of base salary, annual incentives and long-term incentives (RSUs) to assist Senior Management and certain other employees in tax and retirement planning

Salary deferral includes additional company matching contributions which are otherwise restricted by certain Internal Revenue Code limits on The Phoenix Companies, Inc. Savings and Investment Plan (“401(k) Plan”)

Cash deferrals can be allocated to investment vehicles similar to those in the 401 (k) Plan

Attract, motivate and retain high-caliber leadership
Perquisites

Perquisites provided to NEOs include a nominal reimbursement for preventive medical care expenses, a financial planning allowance, relocation benefits, and reimbursements for spousal travel expenses when required for business functions

In addition, the Company provides the CEO with driving services and supplemental disability insurance

Attract, motivate and retain high-caliber leadership
Severance and Change-in-Control Agreements

NEOs and other designated executives are eligible to receive executive severance and change-in-control protections in certain circumstances

These benefits provide income protection in the event of involuntary loss of employment not due to cause in exchange for the executive’s agreement not to bring claims against the Company

Attract, motivate and retain high-caliber leadership

Role of Compensation Consultants

Management, the Compensation Committee, and the Board each have direct access to independent compensation consultants for advice on executive compensation matters. In 2006, the Compensation Committee completed its most recent review of our policies with respect to how we use consultants. This review confirmed the appropriateness of our current practice, which is for management to engage a different consulting firm than the Compensation Committee and the Board with respect to executive compensation matters. In 2006, management’s consultant was Semler Brossy Consulting Group, LLC, and the consultant for the Compensation Committee and the Board was F.W. Cook & Co., Inc.

As part of its review, the Compensation Committee formalized policies to effect quarterly discussions between management and each consultant for updates on our business developments, private meetings between the chair of the Compensation Committee and each consultant twice per year, and, at least once per year, an opportunity for each consultant to address the Compensation Committee in executive session. In 2006, the Compensation Committee also reviewed and affirmed the role of each consultant in assisting management and the Compensation Committee in executive compensation decisions, as summarized below.

Executive Compensation Activity	Role of Management Compensation Consultant	Role of Board Compensation Consultant
CEO Compensation	Develop	Review
Executive Compensation Philosophy	Develop	Review
Executive Compensation Plan Design	Develop/Review	Review
Senior Management Compensation Targets (excluding CEO)	Review	N/A
Director Compensation	Develop/Review	Review
Equity Grants for Senior Management	Review	N/A
Key Executive New Hire Packages	Review as needed	N/A
Change-In-Control Contract Design	Develop	Review

Determining Direct Compensation Levels

The Compensation Committee determines Direct Compensation for each member of Senior Management through several steps: identifying the market value of each job, evaluating strategic value of each job, and determining the appropriate mix of Direct Compensation elements for each job.

Identifying Market Value

The Compensation Committee annually identifies the market value of each element of Direct Compensation. For market comparisons, we consider appropriate groups of life insurance and asset management companies.

For our life insurance positions, we use the Diversified Insurance Study of Executive Compensation (“DIS”), which reports compensation practices for a group of approximately 30 insurance organizations. Except for the Head of Asset Management, the market value of each NEO position is determined from this survey. In recognition of our smaller size relative to many of the companies in DIS, we typically use a subset of the surveyed companies when determining market value. For example, in 2006, for each of our NEOs except the Head of Asset Management and Head of Life and Annuity, we used a subset of the survey by taking into account only the 12 companies with total assets below $75 billion. For our Head of Life and Annuity, we used a different subset by taking into account the 10 companies with annual premiums below $2 billion. As a secondary reference, we also look at the lower quartiles of the full survey as an additional means of comparing our compensation to the smaller companies represented in the survey.

For our Head of Asset Management position, we use the McLagan Partner Management and Administration Survey—U.S. (“McLagan”), which reports compensation practices for a group of approximately 175 investment management companies and advisory firms, insurance companies and banks. In the McLagan survey, we use assets under management to identify similarly sized organizations for comparison. The median assets under management of the 13 companies in the group used to benchmark the former Head of Asset Management position was $93.6 billion.

When referring to market levels elsewhere in this Compensation Discussion and Analysis, we are referring to the applicable size-adjusted survey subsets described in the two preceding paragraphs.

Judging Strategic Value

Once the market value of Direct Compensation has been determined, the CEO evaluates each member of Senior Management with respect to his or her capacity to influence our business strategy and financial results. This analysis is conducted so that the compensation opportunity for each role is based on strategic value to the Company. The first step in this analysis is an assessment of the strategic value of each Senior Management role (not the executive), based on the degree to which each role enables the Company to meet its financial targets and strategic objectives. The second step is an evaluation of each executive’s leadership abilities, business acumen, general management experience, and degree of employment retention risk. This analysis is presented to the Compensation Committee for their approval. The Compensation Committee also makes a similar evaluation of the CEO’s role for its recommendation to the Board.

Based on the most recent assessment conducted in 2004 and reaffirmed in 2006, pay for Senior Management was targeted between the 50th and 75th percentiles of the size-adjusted market levels described in the section above. This approximates target pay between the 25th and 50th percentiles when the survey data is not size-adjusted. We target pay at this level because we:

•                  need to attract and retain high-caliber talent at a time when we are going through significant change, and the market for talent is competitive;

•                  want to reinforce our performance-based culture by placing a significant portion of compensation at risk and subjecting it to sustained and consistent performance requirements; and

•                  believe that the performance goals in the compensation programs are set at an aggressive level and represent significant improvement from prior year results when they are achieved.

Currently, the CEO’s target Direct Compensation is below her target percentile. Among the other NEOs, excluding the former Head of Asset Management, three are at or below their target percentiles, and the other is moderately above due to business criticality.

Determining Mix of Direct Compensation Elements

Base Salary and Incentive Pay Mix:   We believe the majority of Senior Management compensation should come from incentive pay. We generally target base salary between 25% and 35% of total Direct Compensation, and incentive pay between 65% and 75% of total Direct Compensation. We intend to weight incentive pay at the higher end of this range (and base salary at the lower end of its range) for the CEO, Head of Life and Annuity, and Head of Asset Management because these roles are primarily accountable for our line-of-business performance.

Guideline Compensation Mix
Position	Named Executive Officer (NEO)	Base Salary	Incentive Pay
President and Chief Executive Officer	Dona D. Young	20%	80%
Chief Financial Officer	Michael E. Haylon	35%	65%
Head of Life and Annuity	Philip K. Polkinghorn	30%	70%
General Counsel	Tracy L. Rich	35%	65%
Chief Investment Officer	James D. Wehr	30%	70%
Former Head of Asset Management	Daniel T. Geraci	25%	75%

We will, at times, deviate from these guidelines to compete with market level mixes, address retention risks, and to reflect changes in our business strategy. For example, in 2005 our CEO’s target mix was changed from 25% base salary and 75% incentive pay to 20% base salary and 80% incentive pay. The additional weight on incentive pay during this period was appropriate given our transition from stabilizing the Company in 2003 and 2004 to a growth-oriented focus thereafter.

Annual and Long-Term Incentive Mix:   We strive to pay Direct Compensation at the targeted market level for a given role, subject to adjustment to reflect strategic value, as discussed above. Our strategic plan is designed to substantially improve our return on equity each year to create long-term value for shareholders. For this reason, the target mix between annual and long-term incentives for the CEO is significantly weighted towards long-term results to motivate continued focus on long-term goal planning and achievement. The target mix for the other NEOs is intended to be more balanced, with a slight bias toward long-term versus annual results. Except for the Chief Investment Officer, each NEO’s current incentive opportunity is either equally weighted between annual incentives and long-term incentives, or more heavily weighted to long-term. The Chief Investment Officer’s current mix is weighted more towards annual incentives, consistent with market practice for this role as reported in the DIS survey.

Our bias towards slightly higher long-term compensation will result in incentive compensation weighted slightly more heavily in equity than cash compensation over time as the annual incentives are delivered in cash, while the long-term incentives are delivered through performance-based grants of equity in the Company.

Target annual and long-term incentive opportunities for 2006 are shown in the table below.

	2006 Incentive Targets as a % of Base Salary
Position	Annual Incentive	Long-Term Incentive
President and Chief Executive Officer	165%	235%
Chief Financial Officer	115%	135%
Head of Life and Annuity	100%	100%
General Counsel	65%	70%
Chief Investment Officer (1)	150%	90%
Former Head of Asset Management	150%	150%

(1)   The Chief Investment Officer is also President of Goodwin Capital Advisers, Inc., which manages our general account fixed income assets and third-party fixed income assets for certain mutual funds, institutional accounts, and alternative products.

Incentive Compensation

Annual Incentives

Annual incentives provide Senior Management with compensation opportunities that promote and reward the achievement of annual performance objectives. Under our annual incentive plan, Senior Management is eligible for cash incentive awards based upon the Company’s return on equity (“ROE” as defined in note 1 to the Grants of Plan-Based Awards in Fiscal Year 2006 table on page 35), achievement of pre-determined departmental performance objectives approved by the CEO, and individual performance objectives.

The size of the annual incentive pool is determined by the Company’s actual ROE results versus the established target ROE, as set forth in the table below. ROE goals (threshold, target, and maximum) are established based on the multi-year strategic and financial plans adopted by the Board. The Compensation Committee determines these goals based on an assessment of the degree of difficulty and the minimum acceptable ROE. Threshold ROE is set to require performance above the prior year results so that payouts are limited if performance does not improve over time. Target ROE is set at an aggressive but achievable level. Maximum ROE is set to reward performance that is significantly better than target performance.

	Threshold	Target	Maximum
2006 Annual Incentive ROE Goals	5.2%	5.6%	6.2%
Incentive Pool Funding(1)	50%	100%	200%

(1)   Incentive pool funding is determined as a percentage of the aggregate target annual incentive awards. For ROE results between threshold and target and target and maximum, this percentage is pro-rated.

After the incentive pool funding level is determined, individual incentive awards are determined based on department and individual performance results:

•                  65% Based on Department Results:   Department goals are established at the beginning of each year as a result of our annual strategic and financial planning process. Following the close of the year, actual department results are calculated relative to the stated goals and approved by the CEO. These results, expressed for each department as a percentage of goals achieved, determine the allocation of the incentive pool to each department. Employees receive a pro-rated share of their department’s allocation based on their individual target annual incentive award relative to the aggregate target annual incentive awards for the department.

•                  35% Based on Individual Performance:   Each department receives their portion of the incentive pool for allocation based on individual performance. For all employees, including each NEO, the individual performance portion of the incentive award is determined based on an assessment of personal goal achievement and personal effectiveness. The CEO is responsible for conducting this assessment for the other NEOs, and the Compensation Committee is responsible for reviewing these assessments and for evaluating the CEO. In each case, achievements are evaluated based on an assessment of individual accomplishments measured against pre-established goals and initiatives. As part of this evaluation, equal weight is given to personal effectiveness, which measures specified behaviors that we believe are integral to building and sustaining our performance culture, such as leadership, vision, teamwork, innovation, and results focus.

The weights given to department and individual results communicate the Compensation Committee’s intent to balance departmental teamwork with individual accountability. In total, employees can earn between 50% and 200% of their target annual incentive award for performance between threshold and maximum.

Also, in circumstances where the threshold ROE is not achieved, the Compensation Committee has the discretion to fund a pool equal to 25% of the aggregate target annual incentive awards to be made available for top performers only. This aids the Company in retaining its top performers during lower performing business periods. To be considered for an award from the top performers pool, individual performance must be rated within the top two rating categories (“outstanding” and “exceeds fully successful”). Generally, 25% of employees are expected to be rated within these categories.

2006 Awards:   Awards are paid in the first quarter of the year following the applicable plan year. For 2006, the Company’s actual ROE was 3.92% compared to the plan target of 5.6%. Department results, expressed as a percentage of goals achieved, ranged from zero to 155%. Individual awards to Senior Management ranged from zero to 112% of individual annual incentive target.

Because the Company’s ROE performance was below threshold, the 2006 annual incentive pool was not funded, and the Compensation Committee, as permitted under the plan, approved the funding of a pool equal to 25% of the aggregate target annual incentive awards to be made available for top performers. With respect to the NEOs, Messrs. Haylon, Polkinghorn, and Wehr participated in this bonus payout. Mr. Haylon was awarded $153,000 in recognition of the successful renegotiating of the Company’s credit facilities, improvement in the timeliness of internal and external financial reporting and continued improvement in our capital strength as measured by our risk based capital ratio in excess of 300%. Mr. Polkinghorn was awarded $450,000 in recognition of his contribution to the 2006 life and annuity results, including a 71% increase in life sales from 2005 and a 35% growth in pre-tax operating income. Mr. Wehr was awarded $495,000 in recognition of his performance as the Company’s Chief Investment Officer, as well as managing the third party business of Goodwin Capital Advisers, Inc. This included recognition for the 75% reduction in general account security impairment losses and, within the third party Goodwin fixed income business, the performance of our multi-sector retail and institutional products, which outperformed their benchmarks on a one-, three- and five-year basis. These awards are reflected in column (g) of the Summary Compensation Table for 2006 Fiscal Year on page 32.

Based upon the results of the Board’s assessment of her performance, Mrs. Young was eligible for an annual incentive award from the top performers’ pool described above. She requested that the Compensation Committee not consider her for an award to allow additional funds to be allocated to the remaining eligible employees. The Compensation Committee honored her request.

Long-Term Incentives

Long-term incentives provide Senior Management with compensation opportunities that promote and reward the achievement of long-term goals, requiring performance goals to be met or exceeded for any incentives to be earned, and basing the ultimate value of the awards on the Company’s stock performance. These incentives are provided under the long-term incentive component (“LTIP”) of the RSU Plan.

Each year, Senior Management and other key employees receive contingent grants of the Company’s RSUs subject to the Company achieving specified performance objectives over a three-year cycle. Each RSU awarded is convertible into one share of our Common Stock. Target RSU awards for each participant  are determined based on each participant’s target long-term incentive award value divided by the share price of our Common Stock at the beginning of the cycle. For the 2006-2008 LTIP cycle, target RSU awards were determined based on the closing share price on January 3, 2006 of $14.07. As part of the annual compensation review process, the Compensation Committee reviews and approves target RSU awards for Senior Management, except for the CEO, whose target RSU award is reviewed and approved by the Board.

The Compensation Committee establishes Company ROE objectives (threshold, target, and maximum) at the beginning of each three-year performance cycle. ROE results, measured at the end of the cycle, can produce awards between zero and 200% of target RSU awards. If threshold ROE is achieved, awards for all participants will equal 50% of their target RSU award. If target ROE is achieved, awards will equal target. If maximum ROE is achieved, awards will equal 200% of target. For ROE results between threshold and target and target and maximum, award amounts are pro-rated. Also, effective with the 2006-2008 cycle, if threshold ROE is not met, a pool of RSUs equal to 25% of aggregate target RSU awards may be established to reward top performers, at the Compensation Committee’s discretion. This aids the Company in retaining its top performers during lower performing business periods.

Each cycle’s ROE goals are established to require improvement in ROE over time. In 2006, the Compensation Committee approved the performance objective of a three-year average ROE target of 8.75% for the 2006-2008 performance cycle. This target reflects the goal to significantly improve ROE over the next three years by 75% relative to 2005 ROE results (5.0%). Because the target ROE for this cycle was set at an aggressive level, there is a wider band between threshold and target (1.25%), and a narrower band between target and maximum (0.5%), as reflected in the chart below.

For comparison purposes, return on equity goals are provided below for the three LTIP cycles that included 2006 performance. In connection with the approval of the 2006-2008 LTIP cycle, the return on equity measure was modified from that used in prior cycles to reflect three-year average “total segment return on equity” (ROE as defined in note 1 to the Grants of Plan-Based Awards in Fiscal Year 2006 table on page 35) rather than “cash return on equity” (“Cash ROE” as defined in note 5 to the Outstanding Equity Awards at 2006 Fiscal Year-End table on page 39). ROE includes amortization of intangibles and the results from the remaining venture capital partnerships which were excluded from the Cash ROE measure used in the prior LTIP cycles. We evaluate our financial performance based, in part, on ROE. We believe this ratio measures the return management is generating on shareholder investment and the efficiency of our use of assets and resources.

LTIP Performance Measure
LTIP Cycle	Performance Measure (1)	Threshold	Target	Maximum
2006-2008	Segment ROE	7.50%	8.75%	9.25%
2005-2007	Cash ROE	7.50%	9.00%	9.50%
2004-2006	Cash ROE	5.50%	7.50%	9.50%

(1)   As discussed above, we changed the performance measure for the 2006-2008 LTIP cycle to a definition of ROE that includes amortization of intangibles and the results from the remaining venture capital partnerships, which were excluded from the prior cycle’s Cash ROE definition.

Assuming threshold ROE is met for this period, the RSUs for the 2006-2008 cycle will convert into shares of Common Stock in 2009, except for any RSUs held by executives who elect to defer receipt of the shares. Participants in this incentive cycle are required to retain a fixed percentage of the award based on our share ownership and retention guidelines described under Ownership of Common Stock on page 63.

2006 LTIP Payments:   Performance for the 2004-2006 cycle was above threshold but below target ROE. As a result, participants earned 75% of their target RSU awards. Actual awards to the NEOs are reflected in note 7 to the Outstanding Equity Awards at 2006 Fiscal Year-End table on page 39.

Stock Options and Service-Vested Restricted Stock Units

Stock options and service-vested RSUs are not currently a part of our Direct Compensation strategy. Stock options are not a viable choice due to share limitations in our stock option plan, and service-vested RSUs do not meet our objective of aligning pay with performance that we prefer for Direct Compensation. However, we do use these vehicles to recognize promotions within Senior Management, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards, to provide retention incentives, and as part of employment offers for certain positions.

We prefer to use stock options for promotions and performance recognition since they continue to motivate focus on creation of shareholder value. In 2006, Mr. Polkinghorn was granted options to purchase 45,000 shares of our Common Stock in connection with his contribution to the life and annuity business results for 2005, and in particular the 33% increase in total life sales and the 35% increase in pre-tax segment income compared to 2004 results.

We prefer to use RSUs for retention purposes because their retention value remains even in periods of share price decline. For new hire awards, often the mix of options and RSUs is determined based on the type of outstanding awards from a prior employer that may be forfeited.

The Compensation Committee approves all stock option grants, other than those for the CEO. The full Board approves grants for the CEO. Stock options typically vest ratably over three years with a 10-year option term. It is our practice not to grant options retroactively, only making grants on or after the date of the Compensation Committee meeting at which they are approved. Grants that are made after the Compensation Committee approval date are for new hires and promotions, and these grants are priced and dated on such effective dates, with Compensation Committee approval. Grants are always made with the exercise price equal to the closing price of our Common Stock on the effective date of the grant.

For information about current equity holdings of our NEOs, see the Grants of Plan-Based Awards in Fiscal Year 2006 table on page 35, the Outstanding Equity Awards at 2006 Fiscal Year-End table on page 38, and Ownership of Common Stock on page 63.

Share Ownership and Retention Guidelines

Stock option and RSU awards are subject to the ownership and retention guidelines described in Ownership of Common Stock on page 63.

Determining Other Compensation Levels

Our overall benefit plan strategy is to provide a core set of health, welfare, work-life, pension and retirement-savings benefits that approximate the market median as measured using the Hewitt Benefit Index, which is an analysis of a group of insurance and asset management companies. We supplement this analysis with a study of practices of other financial companies doing business in the Hartford region. The SERP and non-qualified benefits discussed in this report are determined based on this benefit plan strategy, as these programs serve a broader group of employees than the NEOs, and complement our other retirement programs.

Supplemental Executive Retirement Benefits

The SERP is a non-qualified defined benefit pension plan that provides supplemental retirement income to NEOs, members of Senior Management, and certain other employees. As of December 31, 2006 there were approximately 90 active employees in the plan. It provides benefits in excess of the Employee Pension Plan, due to the benefit limitations imposed by the Internal Revenue Code and the exclusion of annual incentive compensation in the Employee Pension Plan’s earnings definition.

For more detailed information about this benefit, please refer to the narrative to the Pension Benefits at 2006 Fiscal Year-End table on page 41.

Non-Qualified Deferred Compensation

We maintain non-qualified deferred compensation plans that allow Senior Management and certain other employees to defer a portion of their salary, 100% of their annual incentive award, or the receipt of RSUs. As of December 31, 2006 there were approximately 110 active employees in these plans. The plans are maintained to provide a competitive benefit, allow participants an opportunity to defer tax payments on their cash compensation beyond the Internal Revenue Code limits placed on the 401(k) Plan, provide company matching contributions to compensate for certain Internal Revenue Code limits on the 401(k) Plan, and promote ownership by providing an opportunity for participants to defer the receipt of RSUs and avoid selling shares to pay taxes.

For more information about the non-qualified deferred compensation benefits provided to NEOs in 2006, see the Non-Qualified Deferred Compensation in Fiscal Year 2006 table and accompanying notes, sub tables and narrative beginning on page 43.

Perquisites

We provide a few perquisites to our NEOs and, in certain instances, to other members of Senior Management, as an incremental benefit to recognize their position within the Company. See the table below for a summary. We do not intend for perquisites to be a material part of executive compensation.

Perquisite	Detail
Annual Preventative Medical Care Reimbursement	Annual reimbursement of up to $500 is provided to Senior Management
Reimbursement for Financial Planning and Tax Services	Annual reimbursement is provided to Executive Vice Presidents (up to $3,000) and the CEO pursuant to her Employment Agreement
Travel

Executive Vice Presidents and above will be reimbursed for expenses associated with spousal travel while attending events on those very limited occasions where spousal attendance is expected in connection with a business function

Relocation Assistance

Provide Senior Management with financial assistance for house hunting trips, temporary living, lease cancellation, new home purchase closing costs, prior home sale closing costs, moving household goods, certain final moving trip expenses, and miscellaneous allowance

Provide Senior Management with consulting assistance in new home purchase, prior home sale, and procuring rental or mortgage

Use of Driving Services	Driving services are provided to the CEO
Supplemental Disability Insurance	Provide disability income to the CEO in the amount of $100,000 monthly for the first five years of disability, and then $57,500 monthly thereafter

For information about the value and type of perquisites provided to NEOs in 2006, see the Summary Compensation Table for 2006 Fiscal Year on page 32.

Severance and Change-in-Control Agreements

Severance

We have instituted severance arrangements to aid in attracting and retaining high-caliber executives, to provide certain protections to the Company as consideration for the severance benefits paid to covered participants, and to help foster long-term commitment and focus in periods of uncertainty.

Mrs. Young’s severance benefits are covered by her Employment Agreement, which contains certain enhanced benefits not provided to the other NEOs. This agreement is discussed in detail under Termination Payments and Change-in-Control Agreements on page 46. Severance benefits to the other NEOs are provided through the Executive Severance Allowance Plan, which was adopted in 2005 based on a market review using the Hewitt “2004 Survey of Executive Severance

Arrangements Not Related to a Change in Control Among Fortune 200 Companies”. The Executive Severance Allowance Plan applies to all of Senior Management other than Mrs. Young, and to any other employee she determines to be integral to the formulation or execution of our business strategy. All NEOs covered under the Executive Severance Allowance Plan are entitled to severance equal to one year of salary and to a pro-rated portion of their annual incentive based on actual plan results for the year they are terminated.

The benefits to all NEOs are triggered if the executive is terminated without Cause. Mrs. Young’s benefits are also triggered if she terminates for Good Reason. For more detail concerning these severance benefits, see Termination Payments and Change-in-Control Agreements, and the accompanying tables and narrative beginning on page 46.

Change-in-Control Agreements

In 2005, the Compensation Committee conducted a review of the Company’s Change-in-Control Agreements, which included an analysis of our business and talent needs and the competitiveness of existing change-in-control provisions. This analysis examined the practices of a group of insurance and asset management companies and examined emerging trends, including participation levels and individual and aggregate benefit levels. The companies used in the competitive analysis included 13 U.S.-based, publicly-traded diversified financial services and insurance organizations, as listed below. We also looked at other companies that had recently filed new change-in-control arrangements.

Change-In-Control Peers
Aetna Inc.	Nationwide Financial Services, Inc.
The Allstate Corporation	Nuveen Investments, Inc.
American International Group, Inc.	Principal Financial Group, Inc.
CIGNA Corporation	Prudential Financial, Inc.
The Hartford Financial Services Group, Inc.	UNUMProvident Corporation
Jefferson Pilot Corporation*	Waddell & Reed Financial, Inc.
MetLife, Inc.
*This company later merged with Lincoln National Corporation.

These agreements are intended to preserve the continuity of management and protect business interests, both prior to and following a change-in-control, and to preserve the same duties, responsibilities and compensation opportunities for a period of two years following a change-in-control as those in effect prior to the change-in-control. When operative, these agreements establish minimum levels for the covered executive’s base salary and incentive compensation opportunities, and protect him or her against a significant change in the other terms and conditions of employment.

We currently have a Change-in-Control Agreement with Mrs. Young and separate agreements with the other NEOs. The agreement with Mrs. Young contains different provisions than the other agreements, such as a higher factor for calculating severance benefits (3.0 instead of 2.5 for the other NEOs), a longer notice period for terminating the agreement (12 months versus 60 days for other NEOs), a lump sum payment of the pension enhancement (instead of an annuitized payment for other NEOs), a provision that permits Mrs. Young to trigger payments under the agreement by terminating employment within the 30 day period following the first anniversary of a change-in-control, and no non-solicitation restrictions (whereas other NEOs have a two and one-half year non-solicitation of employee and client restriction).   Mrs. Young is subject to a non-solicitation restriction and a non-disparagement restriction under her Employment Agreement, both for a period of one year following her termination of employment. Benefits under each Change-in-Control Agreement are paid only if, in association with or following a change-in-control, the executive is terminated by the Company without Cause or the executive resigns for Good Reason.

We chose to require a termination of employment in connection with a change-in-control, instead of just a change-in-control event, to trigger benefits for all the NEOs because we believe that executives are materially harmed only if a change-in-control results in reduced responsibilities or loss of employment. If we did not require termination of employment to trigger benefits, a change-in-control could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected. We included an additional condition in Mrs. Young’s agreement that allows her to terminate for any reason within 30 days of the first anniversary of a change-in-control. This condition was included to provide Mrs. Young with an incentive to stay with the Company and assist during a transition, should the acquiring company desire. The Compensation Committee believes that if the Company were acquired, the retention and cooperation of Mrs. Young during the transition period would be in the best interest of our shareholders.

Under the terms of their agreements, all NEOs are entitled to tax gross-ups in the event that the aggregate value of all covered payments exceeds the maximum amount which can be paid to the executive without the executive incurring an excise tax of 10% or more. If the covered payments do not exceed the maximum amount by 10% or more, the executive will be paid the amount that would result in no portion of the payout being subject to the excise tax. We chose to provide the gross-ups to preserve the level of benefits intended to be provided under the agreements, but included the 10% threshold to avoid gross-up payments in situations where the cost to the Company far outweighs the benefit to the employee. See the last paragraph of Tax Considerations on page 30.

More detailed information on these change-in-control agreements may be found under Termination Payments and Change-in-Control Agreements on page 46.

Review of Competitive Trends and Practices

In addition to the survey data that we use to identify specific market levels for Direct Compensation, we also periodically conduct studies among peer companies concerning general compensation and benefit practices, plan designs, and trends. This informs us about our competitors’ practices when designing programs to meet our compensation objectives. For this purpose, we consider appropriate peer groups of life insurance or asset management companies, including many that we compete with for talent in the Greater Hartford region.

The company peer groups used in 2006 were comprised of the following companies:

Compensation Design Peers
Insurance	Asset Management
Aetna, Inc.	AllianceBernstein Holding
CIGNA Corporation	Brandes Investment Partners, L.P.
The Hartford Financial Services Group, Inc.	The Capital Group Companies, Inc.
ING Group	Eaton Vance Corporation
Lincoln National Corporation	Franklin Resources, Inc.
Manulife Financial Corporation	Lazard, Ltd.
Massachusetts Mutual Financial Group	Nuveen Investments, Inc.
MetLife, Inc.	Pacific Investment Management Company, LLC
Nationwide Financial Services, Inc.	Putnam Investments
Pacific Life Insurance Company	Waddell & Reed Financial, Inc.
Principal Financial Group, Inc.
Prudential Financial, Inc.
St. Paul Travelers Companies, Inc.

In 2006, we conducted studies with Semler Brossy Consulting Group, LLC and Mercer Human Resources Consulting, respectively, concerning long-term incentive design and retirement plan designs based on the practices of these peers, to the extent information was available. We review the composition of this peer group each year based on factors such as changes in our business strategy, changes in peer business strategies, and changes in the geographic markets where we do business.

Approving Pay Decisions

The CEO is responsible for making compensation recommendations to the Compensation Committee regarding other members of Senior Management. She is also responsible for evaluating all departmental results for the Company in conjunction with the annual incentive program based on pre-defined performance goals established at the beginning of each year, and evaluating individual performance results for her direct reports, including the other NEOs. The CEO shares her evaluation of each NEO with the Compensation Committee, along with corresponding compensation recommendations for Direct Compensation, taking into account factors such as performance relative to job responsibilities, key achievements, contributions to the leadership team, overall leadership, retention risk, strategic value and market value. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating performance and making compensation recommendations to the full Board for its approval.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer or any of the four other most highly compensated executive officers, unless the compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee intends to structure compensation for executive officers so that it qualifies for deductibility under Section 162(m) of the Internal Revenue Code to the extent feasible. However, to maintain a competitive compensation position, and to attract and retain high caliber executive talent, the Compensation Committee retains the authority to authorize payments, including salary and bonus that may not be deductible.

Section 409A of the Internal Revenue Code provides that amounts deferred under non-qualified deferred compensation plans are included in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans be operated and administered to meet, and will be amended to meet, these requirements.

Section 280G of the Internal Revenue Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on any person who receives excess parachute payments. As discussed above, NEOs are entitled to certain payments upon termination of their employment, including termination following a change-in-control of the Company. In the event that a portion of the payout would be classified as an excess parachute payment, we may be denied a Federal income tax deduction, and NEOs may become entitled to an additional “gross-up” tax payment to compensate them in respect of the excise taxes imposed under Section 4999 of the Internal Revenue Code and on any such payment.

Changes for 2007

Annual Incentives

In 2007, the Compensation Committee approved the 2007 annual incentive plan design. While ROE remains a critical business metric, the plan will also focus on line of business results. A combination of ROE and line of business earnings growth relative to the established targets will be used to determine incentive pools. The 2007 plan targets reflect a goal of growth in operating income, which grew at a compound annual growth rate of 24% between 2003 and 2006. Line of business performance will be measured as growth in Life and Annuity operating income and Asset Management earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe the inclusion of line of business performance in determining pool funding will improve employees’ alignment with their line of business results. For our NEOs, the 2007 incentive pool will be funded as follows:

2007 Annual Incentive Pool Funding
Position	ROE(1)	Life and Annuity Pre-Tax Operating Income(2)	Asset Management EBITDA(3)
President and Chief Executive Officer	70%	15%	15%
Chief Financial Officer	70%	15%	15%
Head of Life and Annuity	50%	50%	–
General Counsel	70%	15%	15%
Chief Investment Officer	70%	15%	15%
Head of Asset Management	50%	–	50%

(1)   ROE is defined as (a) after tax operating income divided by (b) the average of each month’s equity, where each month’s equity is the average of the equity at the beginning and ending of each month exclusive of accumulated other comprehensive income, the accounting of effects of FIN46, and equity attributed to discontinued operations.

(2) Operating income represents income and losses before realized investment gains.

(3)   EBITDA represents pre-tax operating income before depreciation, amortization of goodwill and intangibles. The Compensation Committee may exclude certain restructuring charges from EBITDA in determining whether Asset Management performance targets have been met.

The following changes have also been made with respect to our 2007 annual incentive plan:

•      the allocation of awards will be changed from 65% based on department results and 35% based on individual results to 50% based on department results and 50% based on individual results to increase differentiation based on individual performance. The determination of department performance remains the same as 2006.

•      with respect to Senior Management participation, including our NEOs, incentive opportunity has been increased for Company performance above the target (based on the three metrics referenced in the above table) to focus the team on executing key initiatives from our 2007 business plan. Maximum performance would result in an incentive payment equal to 250% of target incentive levels (instead of the 200% used in prior years). For performance above target but below maximum, incentive payments would be adjusted ratably. Performance between threshold and target would not be affected by this change. Any payments resulting from this enhancement would be paid in RSUs, which would vest ratably over two years to provide additional retention incentive to recipients.

All other plan elements remain the same as 2006.

Long-Term Incentives

In February 2007, the Compensation Committee approved the terms of the 2007-2009 long-term incentive cycle. The design remains the same as 2006, except that the performance metric will be defined as 2009 ROE, in contrast to previous cycles that had a three-year average ROE performance metric. We believe it is appropriate to focus on the last year of this incentive cycle. In order to reach the ROE performance target, management will need to execute on a number of significant, transformational initiatives. It is difficult to predict how earnings will emerge over the next few years as a result of these initiatives. All other design elements remain the same as 2006.

Retirement Plans

Effective July 1, 2007, the Company will restructure its retirement program to reduce the volatility in defined benefit expense and funding requirements often caused by outside market forces, to provide benefits that are competitive with those of our peers as identified on page 29 under Review of Competitive Trends and Practices, and to better meet the current demographic and future workforce profiles of our employees.

The redesign will encompass changes to our Employee Pension Plan and 401(k) Plan, as well as our SERPs and The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan (the “Excess Investment Plan”). The NEOs are eligible participants in one or more of these plans.

The new design provides a grandfathering feature for employees who are at least 50 years of age and have at least 10 years of vesting service on December 31, 2006. The grandfathered employees will have the choice of remaining in the current design for all of the affected plans in which they participate, or electing the new design for all of the affected plans in which they participate. Mrs. Young is the only NEO who meets the grandfathering criteria.

The pension plans are being redesigned to include pension equity accruals after June 30, 2007, effective for non-grandfathered employees, grandfathered employees who elect the new design and new hires after June 30, 2007. The pension equity design expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual percentages (tiered) times final average earnings (highest five consecutive years of earnings out of the last 10 years). The tiered annual percentages table is as follows:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%

Under the new pension equity design, the definition of earnings will be based on base salary plus eligible incentives, rather than base salary under the previous design. Also, the pension equity benefit under the Employee Pension Plan will be vested upon three years of vesting service, including service credited prior to July 1, 2007. The employees who participate in the new pension equity design will have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings will continue to grow.

The employees who participate in the new pension equity design will be eligible for an enhanced employer matching contribution in the 401(k) Plan and Excess Investment Plan that they participate in, based on tiered years of service, as follows:

Years of Service on January 1	Matching Contribution Percentage
Less than 5 years	100% on first 3% of pay saved; 50% on next 3%
5 to 9 years	100% on first 6% of pay saved
10 to 14 years	100% on first 3% of pay saved; 150% on next 3%
15 years or more	150% on first 6% of pay saved

Consistent with the current design, employees are fully vested in the match at all times.

Summary Compensation Table for 2006 Fiscal Year

The following table sets forth information concerning the 2006 compensation of those persons who were, as of December 31, 2006, our NEOs. The table includes salary, annual incentives, and long-term incentive compensation earned in connection with 2006 performance. Additional information may be found in the narrative and supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	Bonus ($) (d)	Stock Awards ($) (2) (e)	Option Awards ($) (3) (f)	Non-Equity Incentive Plan Compen- sation ($) (4) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (5) (h)	All Other Compen- sation ($) (6) (i)	Total ($) (j)
Dona D. Young,	2006	$950,000	$ –	$402,175	$ –	$ –	$2,988,181	$152,185(7)	$4,492,541
Chairman, President & CEO
Michael E. Haylon,	2006	478,333	–	424,856	–	153,000	419,881	19,133	1,495,203
Executive Vice President & Chief Financial Officer (8)
Philip K. Polkinghorn,	2006	450,000	–	588,601	163,633	450,000	89,585	30,857(9)	1,772,676
Executive Vice President, Life and Annuity (8)
Tracy L. Rich,	2006	420,000	–	11,059	37,833	–	113,658	16,800	599,350
Executive Vice President & General Counsel
James D. Wehr,	2006	380,000	–	(12,965)	91,800	495,000	1,100,927	16,832(10)	2,071,594
Executive Vice President & Chief Investment Officer (8)
Daniel T. Geraci,	2006	700,000	–	(243,253)	7,646	–	137,536	28,000	629,929
Former Executive Vice President, Asset Management (11)

(1)       Figures are shown for the year earned, and have not been reduced for deferrals. Each of the NEOs elected to defer a portion of their salary until following termination of employment: Mrs. Young deferred $116,800, Mr. Haylon deferred $12,917, Mr. Polkinghorn deferred $23,000, Mr. Rich deferred $10,000, Mr. Wehr deferred $24,000, and Mr. Geraci deferred $24,000. For more information on compensation deferrals, see the Non-Qualified Deferred Compensation in Fiscal Year 2006 table on page 43.

(2)             Represents the 2006 expense reflected in the Company’s 2006 financial statements for all stock awards granted to NEOs (excluding stock options which are reflected in the next column) as calculated pursuant to the Financial Accounting Standards Board Statement of Financial Account Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”), with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. This expense includes awards granted in 2006, and awards granted in prior years that are subject to multiple-year service or performance conditions. The assumptions used for determining this value are stated in note 19 of the Company’s 2006 Annual Report on Form 10-K. A summary of the various awards incorporated in this expense is provided in the table below:

2006 FAS 123R Accounting Expense for NEO RSU Awards (a)
Name	2004-2006 LTIP Cycle	2005-2007 LTIP Cycle	2006-2008 LTIP Cycle	Other Performance- Contingent RSU Awards (b)	Service- Vested RSU Awards (c)		Grand Total
Dona D. Young	$ 460,750	$ (391,875)	$ –	$ –	$ 333,300		$ 402,175
Michael E. Haylon	66,930	(96,984)	–	168,333	286,577	(d)	424,856
Philip K. Polkinghorn	65,495	(61,875)	–	418,333	166,668		588,601
Tracy L. Rich	61,110	(50,051)	–	–	–		11,059
James D. Wehr	39,285	(52,250)	–	–	–		(12,965)
Daniel T. Geraci	147,000	(175,000)	–	(465,253)	250,000		(243,253)
(a) Negative amounts in this table reflect reversal of expenses that were charged in prior years, based on revised expectations regarding projected incentive results.
(b) These awards were all granted and previously disclosed prior to 2006.
(c) Except as noted otherwise, these awards were all granted and previously disclosed prior to 2006.
(d) $56,573 of this amount is attributable to an award granted in 2006 as described in note 4 to the Grants of Plan-Based Awards in Fiscal Year 2006 table on page 36.

(3)             Represents the 2006 expense reflected in the Company’s 2006 financial statements for all stock option awards granted to NEOs as calculated pursuant to FAS 123R accounting standards, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. This expense includes awards granted in 2006, and awards granted in prior years that are subject to multiple-year service conditions. The assumptions used for determining this value are stated in note 19 of the Company’s financial statements included in its 2006 Annual Report on Form 10-K. A summary of the various awards incorporated in this expense is provided in the table below:

2006 FAS 123R Accounting Expense for NEO Stock Option Awards
Name	2003 Stock Option Awards	2004 Stock Option Awards	2005 Stock Option Awards	2006 Stock Option Awards		Grand Total
Dona D. Young	$ –	$ –	$ –	$ –		$ –
Michael E. Haylon	–	–	–	–		–
Philip K. Polkinghorn	–	88,833	–	74,800	(a)	163,633
Tracy L. Rich	–	37,833	–	–		37,833
James D. Wehr	–	45,400	46,400	–		91,800
Daniel T. Geraci	7,646	–	–	–		7,646
(a) This award was made to Mr. Polkinghorn in recognition of his achievements in 2005, as discussed more fully in Stock Options and Service-Vested Restricted Stock Units on page 26.

(4)             Represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the 2006 performance period, paid in March 2007. None of the NEOs elected to defer receipt of this incentive. More information about this plan is provided in Annual Incentives on page 23 and the Grants of Plan-Based Awards in Fiscal Year 2006 table on page 35.

(5)             Represents the increase in the actuarial value of accumulated pension benefits accrued during 2006, based on the actuarial assumptions described in note 1 to the Pension Benefits at 2006 Fiscal Year-End table on page 41. This amount includes the increase, if any, attributable to the inclusion of the 2005 annual incentive awards paid in 2006 in the determination of final average earnings, as described in the narrative under the Pension Benefits at 2006 Fiscal Year-End table on page 41. These benefit accruals pertain solely to benefits under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as our 401(k) Plan and Excess Investment Plan.

(6)             Except as otherwise noted, the amounts reflected in this column consist of 2006 Company contributions to the 401(k) Plan and to the Excess Investment Plan.

(7)             For Mrs. Young, this figure includes Company contributions to the 401(k) Plan and to the Excess Investment Plan in the amount of $38,000, payment of disability insurance premiums in the amount of $38,928, tax gross-ups in the amount of $39,817, reimbursement for financial planning services, reimbursement for spousal travel, and the use of driving services. This figure also includes $1,559 in life insurance premiums on $100,000 of life insurance attributable to her service as a member of the Board and a corresponding tax gross-up in the amount of $894.

(8)             The title of Executive Vice President for Messrs. Haylon, Polkinghorn, and Wehr was changed to Senior Executive Vice President effective February 1, 2007 in connection with our formation of an executive management team, comprised of our CEO, senior executive vice presidents, and executive vice presidents. This is a change in title only, and does not constitute a change in role or a change in how we evaluate compensation for these roles.

(9)             For Mr. Polkinghorn, this figure includes Company contributions to the 401(k) Plan and to the Excess Investment Plan in the amount of $18,000, tax gross-ups in the amount of $4,686, and reimbursement for spousal travel.

(10)    For Mr. Wehr, this figure includes Company contributions to the 401(k) Plan and to the Excess Investment Plan in the amount of $15,200, reimbursement for financial planning services and a service anniversary award.

(11)        Mr. Geraci’s employment with the Company terminated on January 2, 2007.

2006 Base Salary Adjustments

Of the NEOs, only the Chief Financial Officer received a base salary increase in 2006. Mr. Haylon’s base salary was increased from $460,000 to $480,000, or 4.3%, effective February 1, 2006, to reduce the gap between his base pay and market level base pay.

Salary and Incentives as a Percentage of Total Compensation

In 2006, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table for 2006 Fiscal Year to total compensation as reflected in column (j) of that table was from 30% to 93%.

Employment Agreements

The Company has only entered into an employment agreement with Mrs. Young. No other NEO has an employment agreement.

Mrs. Young’s Employment Agreement

Effective as of May 18, 2005, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mrs. Young pursuant to which she will continue to serve as the CEO of the Company and pursuant to which the Company will seek to cause Mrs. Young to be re-nominated to continue to serve as a member of the Board throughout her employment term. Mrs. Young’s term of employment under the Employment Agreement will end on December 31, 2008, but the term will automatically extend for successive one-year periods unless either party gives the other notice of its intention not to renew 90 days prior to December 31, 2008 or the end of any renewal term.

The Employment Agreement:

•                  continues Mrs. Young’s base salary at not less than $950,000 (subject to annual review by the Board or a Board committee) and any adjustment can only be an increase, not a decrease;

•                  provides for an annual incentive bonus (at a target of no less than 165% of base salary for 2006) under our annual incentive plan; and

•                  provides for a long-term incentive bonus in cash or equity, as determined by the Board or a Board committee under our long-term incentive plan. The long-term incentive has a target of no less than 235% of base salary for the three-year cycle commencing in calendar year 2006.

The Employment Agreement entitles Mrs. Young:

•                  to participate in our benefit plans;

•                  to receive annual paid vacation, holidays and floating days in accordance with our policy for senior executives; and

•                  to receive those perquisites maintained for our senior executives. It also specifically entitles Mrs. Young to the use of driving services, a supplemental disability insurance policy, and payment of fees for a dining club.

During the term of her employment, and for a period of one year following her termination of employment with regard to non-solicitation and non-disparagement, Mrs. Young is subject to the following covenants, which run in favor of the Company:

•                  confidentiality wherein, except for the performance of her duties and as required by law, she may not disclose to others or use Confidential Information (as defined in the Employment Agreement);

•                  non-solicitation of employees wherein she may not solicit employees of the Company, other than administrative or clerical personnel or individuals whose compensation for the most recently completed fiscal year is less than $100,000, to resign from the Company or to accept other employment; and

•                  non-disparagement wherein she and the Company will not issue or communicate, with willful intent to damage the other, any public statement that is critical of or damaging to the other.

Grants of Plan-Based Awards in Fiscal Year 2006

The following table supplements the information provided in the Summary Compensation Table for 2006 Fiscal Year concerning 2006 awards granted to NEOs, including the range of compensation opportunities under our 2006 annual incentive plan and the 2006-2008 long-term incentive cycle if specified pre-determined performance goals are met. Additional information concerning these awards may be found in the narrative that accompanies the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)	Securities Underlying Options (#)	Base Price of Option Awards ($/Sh)	of Stock and Option Awards(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Dona D.		$783,750	$1,567,500	$3,135,000
Young	2/02/2006				79,336	158,671	317,342				$1,453,058
Michael E.		276,000	552,000	1,104,000
Haylon	2/02/2006				23,028	46,055	92,110				421,757
	2/23/2006							13,705(4)			200,093(5)
Philip K.		225,000	450,000	900,000
Polkinghorn	2/02/2006				15,992	31,983	63,966				292,890
	2/02/2006								45,000 (6)	14.49	244,800(7)
Tracy L.		136,500	273,000	546,000
Rich	2/02/2006				10,448	20,896	41,792				191,359
James D.		285,000	570,000	1,140,000
Wehr	2/02/2006				12,154	24,307	48,614				222,596
Daniel T.		525,000	1,050,000	2,100,000
Geraci (8)	2/02/2006				37,314	74,627	149,254				683,410
	2/23/2006							11,606(4)			169,448(5)

(1)    Represents the cash-based incentive opportunity under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the 2006 performance period, as described in 2006 Awards on page 24. Awards under this plan are funded when the Company’s return on equity meets an established threshold. For this purpose, return on equity (“ROE”) means “total segment return on equity” defined as (a) total segment income divided by (b) average adjusted shareholders’ equity. Total segment income excludes realized investment gains or losses and non-recurring items. The average adjusted shareholders’ equity represents the 12-month average of the average monthly adjusted shareholders’ equity, where monthly adjusted shareholders’ equity is defined as the average of the total equity at the beginning and end of each month adjusted for accumulated other comprehensive income, accumulated realized losses in retained earnings related to collateralized obligation trusts consolidated under FIN 46(R) and equity attributed to discontinued operations. The actual 2006 incentive payments pursuant to this award are reflected in column (g) of the Summary Compensation Table for 2006 Fiscal Year on page 32.

(2)    Represents performance-contingent RSUs awarded pursuant to the 2006-2008 LTIP cycle as described in Long-Term Incentives on page 25. These incentives are determined based on three-year average ROE (as defined in note 1 above) for the 2006-2008 period. The actual payments pursuant to this award, if any, will be made in 2009 based on achievement of performance criteria measured at completion of the three-year performance cycle.

(3)    Except as noted otherwise, these figures represent the grant date fair value of the 2006-2008 LTIP cycle awards, measured as of the grant date based on FAS 123R accounting standards. The value reported is based on the closing market price of our Common Stock on the grant date of $14.49 and the expected outcome of awards, as measured on the grant date, equal to 63.2% of target results. The actual value of these awards, if any, will depend on the ROE performance results for this LTIP cycle, the participant’s employment status at the end of the performance cycle, and the market value of our Common Stock on the date final awards are determined.

(4)    These awards were granted in 2006 in connection with the 2005 transition of incentive compensation opportunities towards a more evenly balanced mix between annual and long-term incentives, as described in last year’s proxy. These RSUs, which vest in one-third increments on March 1 of 2007, 2008, and 2009 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on the vesting dates, unless an election is made to defer receipt of all or a portion of the award.

(5)    These figures represent the grant date fair value of the transition award described in note 4 above, measured as of the grant date based on FAS 123R accounting standards. The value reported is based on the closing market price of our Common Stock on the grant date of $14.60 with a forfeiture assumption of zero percent. The actual value of these awards, if any, will depend on the participant’s employment status and the market value of our Common Stock on each vesting date.

(6)    This award was made to Mr. Polkinghorn in recognition of his achievements in 2005 as described on page 26 of Stock Options and Service-Vested Restricted Stock Units. These options are scheduled to vest in one-third increments on February 2 of 2007, 2008, and 2009 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control). The term of the option is 10 years from the date of grant.

(7)    The grant date fair value of this stock option is presented pursuant to SEC rules and calculated under the modified Black-Scholes Model for pricing options. The material assumptions used for this calculation were: (i) an exercise price equal to the closing price of our Common Stock on the date of grant ($14.49); (ii) a volatility factor of 24.232%; (iii) a risk-free rate of return of 4.563%; (iv) a dividend yield of 1.16%; (v) a three-year vesting schedule; and (vi) a 10-year option term. No discount to the calculated value was taken to reflect: (a) the fact that options are not freely tradable; or (b) the exercise or lapse of the options after vesting but prior to the end of the option period. This grant date present value is not intended to forecast possible appreciation, if any, of our Common Stock. The ultimate value of the options will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock, on the date the option is exercised, over the exercise price.

(8)    In connection with Mr. Geraci’s termination of employment on January 2, 2007, the awards listed in this table were forfeited in 2007.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers, which was approved by our shareholders at the 2005 Annual Meeting of Shareholders. The plan is designed to (1) accomplish the objectives described under Annual Incentives on page 23, and (2) ensure that we can maximize our tax deductions on performance-based pay as described under Tax Considerations on page 30. To accomplish each of these objectives, maximum awards for each NEO must be first determined formulaically as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee.

In 2006, the plan funded the maximum potential awards for each NEO. Actual incentive awards, however, were determined based on the factors described in the Annual Incentives referenced above. These awards, reflected in column (g) of the Summary Compensation Table for 2006 Fiscal Year, were paid on March 15, 2007.

Estimated Future Payouts Under Equity Incentive Plan Awards

Equity incentives for our NEOs are provided through the LTIP, which shareholders approved in 2003. The LTIP is described in Long-Term Incentives on page 25. In 2006, the Compensation Committee approved the performance objective of a three-year average ROE target of 8.75% for the 2006-2008 performance cycle. If this target is achieved, the RSUs reflected in column (g) of the above table will be paid. The RSUs reflected in column (f) (threshold) will be paid for three-year average ROE of 7.5%, and the RSUs in column (h) (maximum) will be paid for three-year average ROE of 9.25%. The RSUs for the 2006-2008 cycle, if any, will convert into shares of Common Stock in 2009, except for any RSUs held by executives who elect to defer receipt of the shares. Participants in this incentive cycle are required to retain a fixed percentage of the award based on the share ownership and the retention guidelines described under Ownership of Common Stock on page 63.

Stock Option Plan

In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of Senior Management and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options (“ISOs”), which qualify for certain tax advantages as provided under Section 422 of the Internal Revenue Code, and non-statutory stock options for the purchase of Common Stock to our employees. We currently use stock option awards to recognize promotions within Senior Management, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

Currently, with respect to awards for Senior Management, we grant ISOs first, and then non-qualified options if ISO limits preclude the full award from being made in ISOs. All option awards are granted at the grant date fair market value of our Common Stock on the date the award is approved, or, if later, effective. Generally, all awards are subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability, retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits at 2006 Fiscal Year-End table on page 41, options must be exercised within five years from the date of termination of employment. For termination of employment in connection with a qualifying business disposal or divestiture, options must be exercised within three years from the date of termination of employment. In the case of terminations due to cause, all outstanding options expire immediately.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dona D.	262,500	—	—	$16.20	06/25/12	90,901(3)	$1,444,417	158,671(4)	$2,521,282
Young								170,183(5)	2,704,208
								45,450(6)	722,201
								155,229(7)	2,466,585
Michael E.	60,000	—	—	16.20	06/25/12	63,712(9)	1,012,384	46,055(4)	731,814
Haylon(8)						13,705(10)	217,772	42,118(5)	669,255
								22,549(7)	358,304
								81,700(11)	1,298,213
Philip K.	—	45,000(12)	—	14.49	02/02/16	35,135(13)	558,288	31,983(4)	508,210
Polkinghorn	33,333	16,667(14)		14.22	03/08/14			26,871(5)	426,980
								22,059(7)	350,515
								26,351(15)	418,716
Tracy L.	16,667	8,333 (16)	—	12.24	01/02/14	—	—	20,896(4)	332,037
Rich	46,666	—		16.20	06/25/12			21,736(5)	345,385
								20,588(7)	327,147
James D.	10,000	20,000(17)	—	12.91	02/03/15	—	—	24,307(4)	386,238
Wehr(8)	20,000	10,000(18)		12.24	01/02/14			22,691(5)	360,560
	10,000	—		8.80	06/05/13			13,235(7)	210,309
	15,000	—		16.20	06/25/12
Daniel T.	50,000	—	—	7.93	05/12/13	11,606(10)	184,419	74,627(4)	1,185,823
Geraci								83,599(5)	1,328,388
								57,190(7)	908,742

(1)             Based on the December 29, 2006 (last trading day in 2006) closing price of our Common Stock of $15.89.

(2)             These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned at target performance. Actual payouts will occur in the quarter following the end of the relevant performance period unless an election is made to defer receipt of all or a portion of the award until following termination of employment, and will be based on actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(3)             Represents the grant of 90,901 RSUs as part of Mrs. Young’s Employment Agreement, as described in Termination Payments and Change-in-Control Agreements on page 46. These RSUs, which vest on May 18, 2008 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control, the termination of her employment as a result of her death or Disability, or the termination of her employment by the Company without Cause or by her for Good Reason, each as defined in Termination Payments and Change-in-Control Agreements on page 46) are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock following termination of employment.

(4)             Represents the grant of performance-contingent RSUs in connection with the 2006-2008 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 25. The final number of RSUs payable, if any, will be determined in 2009 based on actual three-year average ROE, as defined in note 1 to the Grants of Plan-Based Awards in Fiscal Year 2006 table on page 35 for the 2006-2008 period relative to the performance target established for this period.

(5)             Represents the grant of performance-contingent RSUs in connection with the 2005-2007 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 25. The final number of RSUs to be awarded, if any, will be determined in 2008 based on actual three-year average of cash return on equity, for the 2005-2007 period relative to the performance target established for this period. For this purpose, cash return on equity (“Cash ROE”) means (a) income from continuing operations, excluding realized investment gains or losses, venture capital, amortization of intangibles and non-recurring items; divided by (b) average adjusted shareholders’ equity. The average adjusted shareholders’ equity represents the 12-month average of the average monthly adjusted shareholders’ equity, where monthly adjusted shareholders’ equity is defined as the average of the total equity at the beginning and end of each month adjusted for accumulated other comprehensive income, accumulated realized losses in retained earnings related to collateralized obligation trusts consolidated under FIN 46(R) and equity attributed to discontinued operations.

(6)             Mrs. Young’s performance-contingent RSUs were granted in connection with the renewal of her Employment Agreement on May 18, 2005. The performance metric for this award applies the same standards that apply to her regular LTIP award for the 2005-2007 cycle as described in note 5 above.

(7)             Represents the grant of performance-contingent RSUs in connection with the 2004-2006 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 25. The final number of RSUs awarded, as reflected in the table below, was determined in 2007 to be 75% of target based on actual three-year average of Cash ROE (as defined in note 5 above) for the 2004-2006 period relative to the performance target established for this period.

Results of the 2004-2006 LTIP Cycle
Name	Threshold # RSUs	Target # RSUs	Maximum # RSUs	Actual # RSUs	12/31/2006 Market Value of Actual RSUs Awarded
Dona D. Young	77,615	155,229	310,458	116,422	$ 1,849,946
Michael E. Haylon	11,275	22,549	45,098	16,912	268,732
Philip K. Polkinghorn	11,030	22,059	44,118	16,544	262,884
Tracy L. Rich	10,294	20,588	41,176	15,441	245,357
James D. Wehr	6,618	13,235	26,470	9,926	157,724
Daniel T. Geraci	28,595	57,190	114,380	42,892	681,554

(8)             In 2002, Messrs. Haylon’s and Wehr’s long-term compensation plan awards were granted under the phantom option plans of Phoenix Investment Partners, Ltd (“PXP”). These awards were designed to recognize and reward contributions that participants made toward the long-term growth of PXP as measured each quarter based on a formula tied to the change in PXP’s current trailing 12-month revenues and operating income (before amortization of intangibles) relative to such results in 2001. In accordance with the terms of the award, the last valuation occurred as of December 31, 2006. Based on this final valuation, each unit had a year-end value of $7.58, which is below the corresponding exercise price for these awards. As such, all remaining awards under these plans will expire on March 31, 2007 without value.

(9)             Represents a one-time retention incentive. These RSUs, which vest on November 4, 2007 (or earlier, in certain circumstances, if employment is terminated in connection with a Change-in-Control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on November 4, 2007, unless an election is made to defer receipt of all or a portion of the award.

(10)        Represents the RSU portion of an award earned in connection with the transition of incentive compensation opportunities from a mix that was more highly weighted toward annual incentives to one that provides a more evenly balanced mix between annual and long-term incentives. These RSUs, which vest in one-third increments on March 1 of 2007, 2008, and 2009 (or earlier, in certain circumstances, if employment is terminated in connection with a Change-in-Control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on the vesting dates, unless an election is made to defer receipt of all or a portion of the award.

(11)        Mr. Haylon’s performance-contingent RSUs were granted in connection with his appointment as Chief Financial Officer. The performance metrics for this award are related to achievement of key financial goals over a three-year period ending December 31, 2006. The final number of RSUs paid under this award was determined, based on partial achievement of the performance objectives (25% of target award), on March 5, 2007 to be 20,425 RSUs, which converted into Common Stock on that date.

(12)        Represents the grant of stock options in connection with Mr. Polkinghorn’s performance in 2005. These options will vest
33 1/3% on February 2 of 2007, 2008 and 2009 (or earlier, in certain circumstances, if employment is terminated in connection with a Change-in-Control).

(13)        Represents the grant of 35,134.565 RSUs in connection with the hiring of Mr. Polkinghorn. These RSUs vested and converted into Common Stock on March 8, 2007.

(14)        Represents the grant of stock options in connection with the hiring of Mr. Polkinghorn. These options vested on March 8, 2007.

(15)        Mr. Polkinghorn’s performance-contingent RSUs were granted in connection with his hiring. The performance metrics for this award are related to improved performance of our life and annuity business over a three-year period ending December 31, 2006. The final number of RSUs paid under this award was determined, based upon maximum achievement of the performance objectives (200% of target award), on March 5, 2007 to be 52,702 RSUs, which converted into Common Stock on that date.

(16)        Represents the grant of stock options in connection with Mr. Rich’s performance in 2003. These options vested on January 2, 2007.

(17)        Represents the grant of stock options in connection with Mr. Wehr’s promotion to Executive Vice President and Chief Investment Officer. These options have vested, or will vest, 50% on February 3 of 2007 and 2008 (or earlier, in certain circumstances, if employment is terminated in connection with a Change-in-Control).

(18)        Represents the grant of stock options in connection with Mr. Wehr’s promotion to Senior Vice President and Chief Investment Officer. These options vested on January 2, 2007.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table sets forth information concerning the vesting of RSUs that occurred during 2006. None of the NEOs exercised any stock options in 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)		(e)
Dona D. Young	–	–	394,737	(3)	$ 5,553,947
			217,969	(4)	3,158,371 (5)
Michael E. Haylon	–	–	26,641	(5)	388,959
Philip K. Polkinghorn	–	–	–		–
Tracy L. Rich	–	–	26,883	(4)	392,492
James D. Wehr	–	–	7,932	(5)	115,807
Daniel T. Geraci	–	–	84,766	(5)	1,237,584
			255,004	(6)	3,615,963
			21,675	(7)	307,785

(1)             These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2006 prior to any reduction for tax withholding. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)             Represents the market value of the RSUs based on the closing price of our Common Stock on the vesting date.

(3)             Pursuant to the terms of Mrs. Young’s Employment Agreement, she was awarded 394,736.842 RSUs, each representing one share of Common Stock. These RSUs vested on January 1, 2006. The underlying shares of Common Stock will be delivered, without consideration, following the termination of her employment. These RSUs are credited with dividend equivalents and interest thereon based on the mid-term applicable federal rate in effect on each August 1.

(4)             Represents the final number of RSUs that were awarded in connection with the Company’s 2003-2005 LTIP cycle. Mrs. Young and Mr. Rich each elected to defer receipt of 50% of this award until following termination of employment.

The remaining RSUs converted to shares of Common Stock, without consideration, on June 26, 2006. Participants in this RSU award are required to retain 50% of this award (in the form of shares or deferred RSUs) for a period of five years.

(5)             Represents the final number of RSUs that were awarded in connection with the Company’s 2003-2005 LTIP cycle. These RSUs converted to shares of Common Stock, without consideration, on June 26, 2006. Participants in this RSU award are required to retain 50% of this award (in the form of shares or deferred RSUs) for a period of five years.

(6)             Pursuant to the terms of Mr. Geraci’s employment, he received 255,004.463 RSUs, each representing one share of Common Stock. The RSUs vested on May 12, 2006. Pursuant to his election, 50% of the underlying shares of Common Stock were delivered, without consideration, on June 26, 2006, and the remaining 50% will be paid in July 2007.

(7)             Represents the final number of RSUs that were awarded upon the partial achievement of performance objectives (approximately 6% of maximum potential award) in connection with the performance incentive provided as part of Mr. Geraci’s employment offer. These RSUs converted to shares of Common Stock, without consideration, on September 7, 2006.

Pension Benefits at 2006 Fiscal Year-End

The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO has earned between his or her respective hire date and December 31, 2006. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity at the applicable commencement date following termination of employment. Additional information concerning these benefits may be found in the narrative that accompanies this table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)		(d)	(e)
Dona D. Young (2)	The Phoenix Companies, Inc. Employee Pension Plan	26.42		$ 1,048,875	$ –
	The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan	26.42		11,865,073	–
Michael E. Haylon	The Phoenix Companies, Inc. Employee Pension Plan	13.58		434,511	–
	The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan	16.58	(3)	3,384,131	–
Philip K. Polkinghorn	The Phoenix Companies, Inc. Employee Pension Plan	2.83		47,858	–
	The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan	2.83		149,892	–
Tracy L. Rich	The Phoenix Companies, Inc. Employee Pension Plan	7.00		179,644	–
	The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan	7.00		403,438	–
James D. Wehr	The Phoenix Companies, Inc. Employee Pension Plan	22.33		744,823	–
	The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan	25.33	(3)	3,955,339	–
Daniel T. Geraci (4)	The Phoenix Companies, Inc. Employee Pension Plan	3.67		62,146	–
	The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan	3.67		456,610	–

(1)             The Present Value of Accumulated Benefit determined as of December 31, 2006 is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions: discount rate (without cost of living adjustment, or “COLA”) of 5.50% and discount rate (with COLA) of 4.20%; mortality table is the RP2000 Combined Healthy Life Table; postretirement

COLA of 1.25%; if the years of credited service is equal to or greater than 10 as of December 31, 2006, the normal retirement age is 62 and the early retirement age is 55, but if the years of credited service is less than 10 as of December 31, 2006, the normal retirement age is 65 and there is no early retirement age.

(2)             Pursuant to the terms of the CEO’s Employment Agreement, if her employment is terminated by us without Cause, as defined in Termination Payments and Change-in-Control Agreements on page 46, or by her for Good Reason, as defined in Termination Payments and Change-in-Control Agreements on page 46, and her age is not sufficient to qualify for a retirement under the SERP, she will be deemed to have met any and all conditions, including attaining the requisite age, to qualify for all rights and benefits available as a retiree under the SERP and she will be treated as having met the conditions to qualify for retirement.

(3)             Pursuant to the terms of the SERP, Messrs. Haylon and Wehr have been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when they served as officers of designated subsidiaries that were not adopting employers to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.

(4)             In connection with Mr. Geraci’s termination of employment on January 2, 2007, all of his pension benefits were forfeited since he had less than five years of service with the Company.

We provide broad based defined benefit pension benefits to our NEOs as a component of our menu of benefits offered to most of our employees. Because of benefit limitations imposed by the Internal Revenue Code or the exclusion of compensation other than base salary under the Employee Pension Plan, we offer the SERP, which is a non-qualified defined benefit pension plan, to our NEOs to mitigate the effects of such limitations.

The Phoenix Companies, Inc. Employee Pension Plan

The Employee Pension Plan, covering substantially all of our employees, provides benefits up to the amount allowed under the Internal Revenue Code. The Employee Pension Plan is funded with assets held in a trust. Eligible employees participate immediately and continue to participate until retirement, death, termination of employment or ineligibility to participate. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. Generally, the annual normal retirement benefit is a benefit that is a function of years of service and compensation, i.e. (i) 2% of final average earnings (average of last three consecutive years of base salary) x years of benefit accrual service up to 25 PLUS (ii) 1% x final average earnings x years of benefit accrual service over 25 (up to 10 years) MINUS (iii) 2% x participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) x years of benefit accrual service (up to 25)—no more than 50% of normal retirement benefit is offset by Social Security. The normal form of payment is a life annuity; the optional forms, including the qualified joint and survivor annuity, are actuarial equivalents of the normal form. None of the NEOs are currently eligible for early retirement under the plan (age 55 with at least 10 years of vesting service).

The Phoenix Companies, Inc. Non-Qualified Supplemental Executive Retirement Plan

The SERP provides benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Internal Revenue Code or the exclusion of compensation other than base salary under the Employee Pension Plan. The retirement benefits are based on the final pay formula contained in the Employee Pension Plan, described in the preceding paragraph, and are a function of years of service and final average compensation, without the limitations/exclusions noted in the immediately preceding sentence. That is, the Internal Revenue Code limit on earnings ($220,000 for 2006) does not apply for SERP purposes; the definition of earnings includes amounts payable to the NEOs under designated incentive programs approved by the Compensation Committee that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years that produce the highest average. Subject to the provisions of Section 409A of the Internal Revenue Code, the normal form and optional forms of payment are the same as the Employee Pension Plan; the optional forms are the actuarial equivalent of the normal form. The SERP is unfunded.

2007 Changes to the Employee Pension Plan and SERP

Effective July 1, 2007, the Company will restructure its retirement program. See Changes for 2007 on page 30 for a summary of changes.

Non-Qualified Deferred Compensation in Fiscal Year 2006

The following table sets forth information concerning NEO participation in deferred compensation plans, excluding our 401(k) Plan. The table includes 2006 compensation deferrals, Company contributions, earnings, withdrawal activity, and total balances as of December 31, 2006 for both cash and RSU deferrals. Additional detail may be found in the supplemental schedules and narrative that accompany this table.

Name	Executive Contributions in Last FY ($) (1)		Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($) (4)
(a)	(b)		(c)	(d)		(e)		(f)
Dona D. Young	$ 7,449,926	(5)	$ 29,200	$ 1,337,991	(6)	$ 127,532	(7)	$ 11,076,952	(8)
Michael E. Haylon	12,917		10,333	16,155		–		357,028
Philip K. Polkinghorn	116,197	(9)	9,200	23,329		–		302,800
Tracy L. Rich	206,246	(5)	8,000	23,605	(6)	–		277,013	(8)
James D. Wehr	24,000		6,400	17,280		–		178,901
Daniel T. Geraci	1,896,204	(5)	19,200	275,969	(6)	38,781	(7)	2,401,248	(8)

(1)             Except as noted otherwise, these figures represent voluntary deferrals of 2006 salary into the Excess Investment Plan, as described in the following narrative. The corresponding salary figures in the Summary Compensation Table for 2006 Fiscal Year on page 32 include these deferral amounts.

(2)             These figures represent the 2006 non-qualified Company matching contribution made in the Excess Investment Plan.

(3)             Represents the change in account value between December 31, 2005 and December 31, 2006, less any executive or Company contributions, plus any account distributions.

(4)             Based on the market value of assumed investment options (including, where applicable, the closing price of our Common Stock) as of December 29, 2006.

(5)             Contributions reflect a combination of 2006 salary deferrals, RSU deferrals, and, for Mrs. Young and Mr. Geraci only, deferrals of dividend equivalents credited on RSUs.

(6)             These figures include the change in account value attributable to balances held in the Excess Investment Plan, and changes in account value in connection with deferred RSUs (reflecting appreciation in the price of our Common Stock from the deferral date to December 31, 2006), and dividend equivalents and interest credits paid thereon.

(7)             Represents a distribution to pay required tax withholding.

(8)             These figures include the balances held in the Excess Investment Plan, the value of deferred RSUs based on the closing price of our Common Stock on December 29, 2006 of $15.89 per share, and the value of dividend equivalents and interest credits paid thereon.

(9)             Includes 2006 salary deferral in the amount of $23,000 and incentive deferral of $93,197 in connection with the 2005 annual incentive award paid in 2006.

Supplement to the Non-Qualified Deferred Compensation Table

The table below sets forth additional detail of the figures provided in the Non-Qualified Deferred Compensation Table in Fiscal Year 2006.

Supplement to the Non-Qualified Deferred Compensation Table in Fiscal Year 2006
Name	Deferral Type	Executive Contributions in Last FY ($)(1)		Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)(4)	Portion of Aggregate Balance at Last FYE Reported in Prior Summary Compensation Table ($)
(a)		(b)		(c)	(d)	(c)		(f)	(g)
Dona D. Young	Excess Investment Plan	$ 116,800		$ 29,200	$ 178,418	$ –		$ 1,561,526	$ 717,617
	Deferred RSUs	7,133,133	(5)	–	1,056,223	–		9,312,220	3,663,457
	Deferred Dividends	199,993	(6)	–	103,350	127,532	(7)	203,206	–
Michael E. Haylon	Excess Investment Plan	12,917		10,333	16,155	–		357,028	165,596
Philip K. Polkinghorn	Excess Investment Plan	116,197		9,200	23,329	–		302,800	243,797
Tracy L. Rich	Excess Investment Plan	10,000		8,000	4,064	–		61,227	–
	Deferred RSUs	196,246	(8)	–	17,340	–		213,585	–
	Deferred Dividends	–		–	2,201	–		2,201	–
James D. Wehr	Excess Investment Plan	24,000		6,400	17,280	–		178,901	77,328
Daniel T. Geraci	Excess Investment Plan	24,000		19,200	36,127	–		327,982	218,975
	Deferred RSUs	1,807,982	(9)	–	218,029	–		2,026,010	1,000,000
	Deferred Dividends	64,223	(9)	–	21,813	38,781	(10)	47,255	–

(1)             With respect to contributions to the Excess Investment Plan, these figures represent voluntary deferrals of 2006 salary, and for Mr. Polkinghorn only, includes 2006 salary deferral in the amount of $23,000 and incentive deferral of $93,197 in connection with the 2005 annual incentive award paid in 2006. The $93,197 was included in the 2005 gross annual incentive payment reported in the 2006 proxy. The 2006 salary figures in the Summary Compensation Table for 2006 Fiscal Year on page 32 include these salary deferral amounts.

(2)             These figures represent the 2006 non-qualified Company matching contribution made in the Excess Investment Plan.

(3)             With respect to the Excess Investment Plan, these figures reflect the change in account value attributable to balances held in this plan. With respect to deferred RSUs, these figures reflect appreciation in our Common Stock price from the deferral date to December 31, 2006. With respect to deferred dividends, these figures reflect the dividend equivalents paid on RSUs and the value of interest credits paid thereon.

(4)             Based on market value as of December 29, 2006 of assumed investment options (including, where applicable, the closing price of our Common Stock).

(5)             $1,579,185 of this amount represents the voluntary deferral of 50% of the RSU award granted pursuant to the 2003-2005 LTIP cycle and $5,553,947 represents the mandatory deferral of 100% of the RSU award granted January 1, 2003 in connection with Mrs. Young’s promotion to CEO which vested in January 2006.

(6)             Represents the dividend equivalents and interest earned thereon with respect to Mrs. Young’s RSU award granted January 1, 2003, valued as of the January 2006 vesting date.

(7)             Represents a distribution to pay required tax withholding in connection with the January 2006 vesting described in notes 5 and 6 above.

(8)             Represents the voluntary deferral of 50% of the RSU award granted pursuant to the 2003-2005 LTIP cycle.

(9)             Represents the voluntary deferral of 50% of the RSU award granted May 12, 2003 in connection with Mr. Geraci’s employment offer. Deferred dividend amount includes dividend equivalents and interest earned thereon prior to the vesting date.

(10)    Represents a distribution to pay required tax withholding in connection with the vesting described in note 9 above.

The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan

Certain employees of the Company, including our NEOs, can elect to defer up to 60% of their base pay and up to 100% of their annual incentive awards under the Excess Investment Plan. Base pay deferrals commence when year-to-date base pay exceeds the IRS limitation on qualified plan compensation ($220,000 for 2006). With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. This formula results in a match equal to 100% on the first 3% deferred, plus 50% on the next 2% deferred, for a maximum Company match of 4% of base pay between the Excess Investment Plan and the 401(k) Plan.

The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment elections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid. The table below sets forth the list of the mutual fund choices under the Excess Investment Plan and each funds’ total return for 2006:

Investment Fund Name	Ticker Symbol	2006 Total Return (1)
Allianz NFJ Small-Cap Value Fund Administrative Class	PVADX	18.7%
American Funds EuroPacific Growth Fund Class R4(2)	REREX	21.8%
American Funds Growth Fund of America Class R4	RGAEX	10.9%
Artisan Mid Cap Inv CL	ARTMX	9.7%
Fidelity Blue Chip Growth	FBGRX	5.5%
Fidelity Contrafund	FCNTX	11.5%
Fidelity Equity Income	FEQIX	19.8%
Fidelity Freedom 2000	FFFBX	6.8%
Fidelity Freedom 2010	FFFCX	9.5%
Fidelity Freedom 2020	FFFDX	11.6%
Fidelity Freedom 2030	FFFEX	12.9%
Fidelity Freedom 2040	FFFFX	13.5%
Fidelity Freedom Income	FFFAX	6.4%
Fidelity Growth Company	FDGRX	9.6%
Fidelity Low Price Stock	FLPSX	17.8%
Fidelity Retirement Money Market	FRTXX	4.8%
Fidelity Small Cap Independent	FDSCX	14.6%
Fidelity US Bond Index	FBIDX	4.3%
Franklin Mutual Discovery CL A	TEDIX	23.0%
Lord Abbett Mid-Cap Value Fund Class P	LMCPX	12.2%
Phoenix Balanced A	PHBLX	12.7%
Phoenix Capital Growth A	PHGRX	1.1%
Phoenix Growth & Income A	PDIAX	17.0%
Phoenix Multi-Sector Fixed income CL A	NAMFX	8.0%
Phoenix Multi-Sector Short Term Bond CL A	NARAX	5.5%
Phoenix Nifty 50 A	PANFX	-1.5%
Phoenix Strategic Growth CL A	PSTAX	2.6%
Phoenix Value Equity CL A	PVEAX	20.7%
Phoenix Worldwide Strategies CL A	NWWOX	21.3%
Spartan US Equity Index Fund - Investor Class	FUSEX	15.7%
Templeton Foreign CL A(2)	TEMFX	19.9%

(1)       Total returns include change in share value and reinvestment of dividends and capital gains, if any.

(2)       The American Funds EuroPacific Growth Fund Class R4 replaced the Templeton Foreign CL A Fund effective November 30, 2006.

Account balances under the plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant) are paid to participants, based on their election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company. In-service withdrawals may only be taken to remedy severe financial hardship caused by an unforeseeable emergency as permitted under Section 409A of the Internal Revenue Code, as amended, and any other applicable laws. Loans are not permitted under this plan. All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals

Certain employees of the Company, including the NEOs, can elect to defer up to 100% of their LTIP awards, and other RSU awards until following termination of employment. Participants do not have any voting rights with respect to deferred RSUs. Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment. Deferred RSUs are credited with dividend equivalents, which are equal to the cash dividends that the Company may pay on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU. Dividend equivalents are credited to a book entry account on behalf of participants. These dividend equivalents accrue interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Section 1274(d) of the Internal Revenue Code, as amended) as published by the Internal Revenue Service for the immediately preceding month. In 2006, the rate at which interest was credited on dividend equivalents was 3.86% for the period January 1 through July 31, and 5.05% for the period August 1 through December 31, 2006. Accumulated dividend equivalents and the corresponding interest credits are paid following termination of employment at the same time that the underlying RSUs convert to Common Stock. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances.

Termination Payments and Change-in-Control Agreements

We have entered into certain agreements and maintain certain plans that will require the Company to provide compensation to NEOs in the event of a termination of employment, including change-in-control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for cause.

We have entered into two agreements with Mrs. Young that govern the terms of her employment with the Company, including the termination of her employment. The first agreement is an employment agreement that specifies the terms of her compensation and employment for all purposes except under a change-in-control of the Company. The second agreement is a change-in-control agreement that provides the terms of Mrs. Young’s compensation and employment in the event of a change-in-control of the Company. Each of these agreements is discussed below. We do not have employment agreements with the remaining NEOs, but we do have change-in-control agreements with the other NEOs, as well as the Executive Severance Allowance Plan. These arrangements are discussed starting on page 52.

Mrs. Young’s Employment Agreement

The provisions of Mrs. Young’s Employment Agreement that are not related to her termination of employment and change-in-control are discussed in the narrative under the Summary Compensation Table for 2006 Fiscal Year on page 32.

Any and all payments made and benefits provided under Mrs. Young’s Employment Agreement upon her termination of employment (except her Accrued Benefits) are contingent upon the full execution of a general release of all claims by Mrs. Young against the Company and its affiliates. Accrued Benefits are defined as (i) any unpaid base salary through the date of termination and any accrued but unused vacation; (ii) any unpaid bonus as declared or, if not then declared, as determined by the Board in good faith, with respect to any year or years ending prior to the date of termination, including the annual incentive award and any LTIP award for any completed performance period; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination, and (iv) all other payments, benefits or fringe benefits to which Mrs. Young may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or the Employment Agreement.

•                  Termination Due to Disability.   Mrs. Young’s Employment Agreement provides that if her employment is terminated as a result of Disability (as defined in the Employment Agreement), she will be entitled to: (i) Accrued Benefits; (ii) a lump sum cash payment equal to the sum of (a) the annual incentive award for the year in which termination occurs, based on target level and (b) full payment of any LTIP award granted under the Employment Agreement, based on target level as if Mrs. Young were a participant for the full term of each applicable performance period; (iii) full vesting of all other outstanding equity awards; and (iv) all vested stock options will remain exercisable for two years after termination of employment, but not longer than the stated term of such options.

•                  Termination Due to Death.   Mrs. Young’s Employment Agreement provides that if her employment is terminated as a result of her death, her estate or legal representative will receive the same payments and benefits as if her employment were terminated as a result of Disability (except that her estate or legal representative will receive death benefits instead of disability benefits).

•                  Termination for Cause, without Good Reason, or Mandatory Retirement.   Mrs. Young’s Employment Agreement provides that if her employment is terminated for Cause, without Good Reason (as these terms are defined below) or on account of mandatory retirement, the Company will only pay her any Accrued Benefits.

•                  Termination without Cause or for Good Reason.   Mrs. Young’s Employment Agreement provides that if her employment is terminated by the Company without Cause or if she terminates her employment for Good Reason, she will be entitled to: (i) two times the sum of her base salary and her annual incentive award, based on the greater of her target and the average of her annual incentive awards bonuses over the last two completed fiscal years prior to her termination; (ii) a pro-rata portion of the annual incentive award earned in the year in which her termination occurs; (iii) full vesting of the 90,901 RSUs and the 45,450 performance-based RSUs awarded May 18, 2005; (iv) a pro-rata portion of her previously awarded long-term awards for each then-open LTIP cycle, based on actual performance results for performance periods ending in the year of termination of employment, and based on target award levels for each other open cycle; (v) pro-rata vesting of any outstanding equity grants (other than those RSUs described in (iii) above); (vi) continued health coverage for herself and her dependents for two years; (vii) an amount equal to the lump sum value of two years of additional service and age credit for pension purposes under any qualified or non-qualified defined benefit type pension plan or arrangement of the Company; (viii) an amount equal to two years of maximum Company matching contributions under any type of qualified or non-qualified deferred compensation plan sponsored by the Company; (ix) outplacement services and, for six months after termination, office space and secretarial support, and (x) her Accrued Benefits. For Mrs. Young, Good Reason to terminate her employment includes, among other things, the Company’s failure to renew her Employment Agreement or her Change-in-Control Agreement described below.

In addition, if at the time of Mrs. Young’s termination of employment, she has not attained the age generally required to be treated as a retiree, she shall be deemed to have met all conditions to qualify for all rights and benefits available under all Company plans, programs or arrangements (other than any plan qualified under Section 401(a) of the Internal Revenue Code (a “Section 401(a) Plan”)) and shall be treated as having met all conditions to qualify for retirement under each such plan, program or arrangement (other than any Section 401(a) Plan). The benefits she would have been able to receive from the Company’s Section 401(a) Plans had she qualified to retire at the date of her termination will be paid to her from the Company’s general assets until such time as she is eligible to receive such benefits from the Section 401(a) Plans.

Mrs. Young’s Employment Agreement also provides:

•                  During the term of her employment and for one year following the termination of her employment, Mrs. Young may not (1) solicit employees of the Company, other than administrative or clerical personnel or individuals whose compensation for the most recently completed fiscal year is less than $100,000, to resign from the Company or to accept other employment and (2) Mrs. Young and the Company will not issue or communicate, with willful intent to damage the other, any public statement that is critical of or damaging to the other.

•                  For the vesting of (1) 90,901 RSUs, which were granted on May 18, 2005, on the earliest of May 18, 2008, a Change-in-Control, the termination of her employment as a result of her death or Disability, the termination of her employment by the Company without Cause, or the termination of her employment by her for Good Reason, and (2) the additional award of up to 45,450 RSUs, which were granted on May 18, 2005, on the earliest of December 31, 2007, contingent upon the same performance metric that applies to her regular LTIP award for the 2005-2007 cycle (as described in note 5 to Outstanding Equity Awards at 2006 Fiscal Year-End on page 39 and the same vesting terms noted in (1) immediately above). Each RSU represents a contractual right to receive one share of Common Stock, subject to vesting restrictions. Each of the RSU awards described above will convert to Common Stock following termination of Mrs. Young’s employment (assuming all vesting restrictions have been met). The Employment Agreement further provides that while Mrs. Young holds the RSUs, she will not have any right to vote or to direct the vote of the related shares of stock or to dispose of the RSUs. The Company will credit each RSU with dividend equivalents and interest thereon, which will be distributed following the termination of Mrs. Young’s employment.

For purposes of Mrs. Young’s Employment Agreement, Cause is defined as (i) the willful misconduct of the executive (including, without limitation, a willful material violation of the Code of Conduct) with regard to the Company that is materially injurious to the Company (including, without limitation, material financial or reputational harm); provided, however, that no act or failure to act on the executive’s part shall be considered “willful” unless done, or omitted to be done, by the executive not in good faith or without reasonable belief that her action or omission was not adverse to the best interests of the Company; (ii) the willful and continued failure of the executive to attempt in good faith to substantially perform the executive’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not remedied within 15 business days after written notice from the Company specifying the details thereof; or (iii) the conviction of the executive of (or the plea by the executive of guilty or nolo contendere to) any (a) felony or (b) criminal misdemeanor involving fraud, false statements or misleading omissions, embezzlement, bribery, counterfeiting, extortion or an intentional wrongful taking, other than in the case of both (a) and (b), traffic-related offenses or as a result of vicarious liability for acts in which the executive, except when acting on advice of counsel, had no direct involvement and no actual knowledge; provided, that the executive may be suspended with full compensation and benefits as if she remained in active service during any period prior to a conviction and after an indictment for such a felony or misdemeanor; or (iv) the executive’s disqualification or bar by any governmental or self-regulatory authority from serving as CEO of the Company, Chairman of the Board or member of the Board, in each case, as a result of disciplinary or similar action and after the conclusion of an appeal from a final administrative determination to a court of first impression; provided, that the executive may be suspended with full compensation and benefits as if she remained in active service during any period prior to the conclusion of such appeal and after such disqualification or bar.

For purposes of Mrs. Young’s Employment Agreement, Good Reason is defined as, without the express written consent of the executive, the occurrence of any of the following events unless such events are fully corrected in all material respects by the Company within 30 days following written notification by the executive to the Company that she intends to terminate her employment hereunder for one of the reasons set forth below:

(i)

any reduction or diminution (except temporarily during any period of physical or mental illness or incapacity) of the executive’s title as CEO, or a material reduction or diminution of the executive’s then authorities, duties or responsibilities or reporting requirements with the Company;

(ii)	anyone other than Mrs. Young is elected as the Chairman of the Board, unless service by the executive as Chairman is prohibited by applicable law, regulation, or listing requirements;
(iii)	the assignment to Mrs. Young of duties or responsibilities that are materially inconsistent with, and adverse to, her position;
(iv)

a material breach by the Company of any provision of the Employment Agreement, including, but not limited to, any reduction in base salary and target levels with respect to the annual incentive plan (other than any reductions therein expressly permitted under the Employment Agreement) or LTIP awards, or any failure timely to pay any part of executive’s compensation (including base salary and bonus, if any) when due or to provide the benefits or perquisites contemplated herein;

(v)	the failure of the Company to obtain and deliver to the executive a reasonably satisfactory written agreement from any successor to the Company to assume and agree to perform the Employment Agreement;

(vi)	the Company giving notice that it does not want to extend the Employment Term (as defined in the Employment Agreement);
(vii)

the giving of a notice of non-renewal or non-extension by the Company of, or failure of the Company to elect to extend, after the agreement would otherwise expire, the change-in-control agreement then existing between the Company and the executive, which event the executive may treat as a Good Reason event either at the time of the giving of the notice or upon the expiration of such change-in-control agreement; or

(viii)

Mrs. Young no longer serving as a member of the Board unless (a) she resigned from the Board or (b) service by Mrs. Young as a member of the Board is prohibited by applicable law, regulation, or listing requirements.

Mrs. Young’s Employment Continuation Agreement

Mrs. Young and the Company entered into an Employment Continuation Agreement, dated January 1, 2003 (the “Change-in-Control Agreement”), that becomes operational upon a Change-in-Control of the Company. The protections provided under this Change-in-Control Agreement can only be triggered by termination of employment by the Company for reasons other than death, Disability (as defined in the Change-in-Control Agreement), Cause or retirement, or by Mrs. Young for Good Reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. The initial term of this Change-in-Control Agreement ended January 1, 2006, but the term was subsequently extended pursuant to the Agreement, which provides for automatic renewals of up to two successive and consecutive additional one-year periods.

The principal operative provisions of this agreement are intended to preserve the continuity of management following a Change-in-Control and preserve for Mrs. Young the same duties, responsibilities and compensation opportunities as were in effect prior to a Change-in-Control for a period of two years following a Change-in-Control. When operative, this Change-in-Control Agreement establishes certain minimum levels with respect to Mrs. Young’s base salary and incentive compensation opportunities and also generally protects her in the event that she incurs a significant change in the other terms and conditions of her employment.

For the purposes of this agreement, Change-in-Control is defined as the first occurrence of:

(i)    any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities;

(ii)   within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii);

(iii)       the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iv)      the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

(v)         any other event occurs which the Board declares to be a Change-in-Control.

For the purposes of Mrs. Young’s Change-In-Control Agreement, Cause is defined as (i) her conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on her part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates, and (iii) Mrs. Young’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Mrs. Young’s employment duties and responsibilities and which failure or refusal is not remedied by Mrs. Young within thirty (30) days after notice of such non-performance is given to Mrs. Young. For purposes of clause (ii) of this definition, no act, or failure to act, on Mrs. Young’s part shall be deemed “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her act, or failure to act, was in the best interest of the Company and its subsidiaries.

For purposes of this Agreement, Good Reason is defined as the occurrence after the effective date of any of the following, without the express written consent of Mrs. Young: (i) the assignment to Mrs. Young of duties inconsistent with her position or any reduction in her title or any material reduction in her position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by Mrs. Young prior to the effective date; (ii) any requirement that Mrs. Young change the location where she regularly provides services to the Company outside of the Hartford, Connecticut metropolitan area (i.e., the area within a thirty five (35) mile radius of downtown Hartford); (iii) a reduction by the Company of Mrs. Young’s base salary or total compensation opportunity or a reduction in the employee benefits provided to her under the Company’s employee benefit plans (unless Mrs. Young is provided with substantially equivalent replacement benefits); (iv) any termination of employment by Mrs. Young within the 30 day period following the first anniversary of the effective date; (v) any failure to obtain the assumption and agreement to perform this Agreement by a successor; or (vi) any other Good Reason (or similar) provision contained in any other employment or severance arrangement in effect between the Company and Mrs. Young.

This Change-in-Control Agreement provides for Change-in-Control severance benefits including: (i) vesting of pension benefits and an enhanced pension benefit in an amount equal to three years of additional service and age credit under such plans payable as a lump sum; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to three times the sum of base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the change-in-control and the annual incentive target for the year in which employment terminates; (iii) three years of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award for the year in which termination occurs and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to three years of additional contributions the Company would have contributed to the Company’s 401(k) Plan and/or the Excess Investment Plan on behalf of Mrs. Young; (vii) outplacement services; (viii) office space and secretarial support for six months after termination; and (ix) a “gross-up” payment from the Company to cover any excise tax liability she may incur as a result of payments or benefits contingent on a change-in-control and any income tax liability she may incur as a result of the “gross-up” payment. Mrs. Young will be subject to a confidentiality covenant after her termination of employment, which will require her to maintain the confidentiality of any confidential or proprietary information.

The Change-in-Control Agreement terminates automatically upon Mrs. Young’s death, termination due to disability or voluntary retirement. If Mrs. Young’s employment is terminated during the Employment Period (as defined in the Change-in-Control Agreement) by reason of her death or disability, the agreement will terminate and the Company will pay (i) Mrs. Young’s base salary through the date of termination; (ii) any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

The following table summarizes the compensation and benefits Mrs. Young would have received if she terminated employment with the Company on December 31, 2006:

Dona D. Young Termination Payments if Termination Occurred on December 31, 2006
Termination Benefits And Payments	Termination Without Good Reason, Mandatory Retirement, or Voluntary Termination ($)	Good Reason or Without Cause Termination ($)	For Cause Termination ($)	Good Reason or Without Cause Termination (Change-in- Control) ($)	Death ($)	Disability ($)
Severance
Base Salary Component ($950,000)	–	1,900,000	–	2,850,000	–	–
Annual Incentive Component (165% of salary)	–	3,244,025	–	4,702,500	–	–
Other Compensation
2006 Annual Incentive (1)	–	–	–	1,567,500	1,567,500	1,567,500
2004-2006 LTIP Cycle (2)	–	1,849,946	–	2,466,585	2,466,585	2,466,585
2005-2007 LTIP Cycle (2)	–	1,802,805	–	1,802,805	2,704,208	2,704,208
2006-2008 LTIP Cycle (2)	–	840,427	–	840,427	2,521,282	2,521,282
Other Unvested Performance-Contingent RSUs (3)	–	722,201	–	722,201	722,201	722,201
Unvested Service-Based RSUs (3)	–	1,444,417	–	1,444,417	1,444,417	1,444,417
Unvested Stock Options (3)	–	–	–	–	–	–
Incremental Non-Qualified Company Match (4)	–	76,000	–	114,000	–	–
Incremental Non-Qualified Pension Lump Sum (5)	–	1,870,727	–	5,010,339	–	–
280G Tax Gross-Up	–	–	–	8,340,552	–	–
Total	–	13,750,541	–	29,861,326	11,426,192	11,426,192
Estimated Value of Other Termination Benefits as of December 31, 2006 (Non-Lump Sum Benefit Values)
Benefits and Perquisites
Present Value Incremental Pension Annuity	–	–	–	–	–	–
Present Value of Early Commencement of Pension (6)	–	1,784,961	–	–	–	–
Value of Post-Termination Health & Welfare (7)	–	77,285	–	34,134	–	–
Cost of Outplacement	–	10,000	–	30,000	–	–

All LTIP, RSU, and Stock Option amounts are valued based on the December 29, 2006 closing price of our Common Stock of $15.89 per share.

(1)             For Good Reason or Without Cause Termination without a Change-in-Control reflects actual annual incentive earned. For Good Reason or Without Cause Termination with a Change-in-Control, termination due to death and Disability, reflects target incentive.

(2)             Reflects pro-ration of open LTIP cycles for Good Reason or Without Cause Termination and Change-in-Control Termination, and full vesting for death and Disability per Mrs. Young’s Employment Agreement and Change-in-Control Agreement. Except for the 2004-2006 LTIP cycle under Good Reason or Without Cause Termination, which is valued at actual performance results (75% of target), LTIP amounts would pay at target award level.

(3)             Reflects full vesting acceleration of outstanding equity awards excluding those in note 2 above.

(4)             Reflects the Company matching formula equal to 4% of base salary, times the base salary portion of severance.

(5)             Reflects the lump sum payment of additional pension benefits per Mrs. Young’s Employment Agreement and Change-in-Control Agreement. For Good Reason or Without Cause Termination without a Change-in-Control, the early commencement portion of her pension enhancement is not paid in lump sum form. This portion is reflected below under “Present Value of Early Commencement of Pension”. For Good Reason or Without Cause Termination with a Change-in-Control, the early commencement portion of her pension enhancement is paid in lump sum form, and is represented by this amount.

(6)             Reflects the present value of the monthly pension benefit of $74,771 that would be paid until age 55 (25 monthly payments starting January 1, 2007) at which time regular pension could commence.

(7)             Reflects estimated Company cost of subsidizing certain health and welfare benefits as provided in Mrs. Young’s Employment Agreement and Change-in-Control Agreement. For Good Reason or Without Cause Termination without a Change-in-Control, the amount includes the present value of the Company’s retiree medical benefits, for which Mrs. Young would qualify per her Employment Agreement.

All Other NEOs

Upon termination of employment, all other NEOs will receive their vested benefits under the Employee Pension Plan and 401(k) Plan; COBRA benefits and conversion rights, if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans.

Change-in-Control Agreements

Effective January 1, 2006, the Company entered into agreements with Messrs. Haylon, Polkinghorn, Rich, Wehr, and Geraci which will, in certain circumstances, provide separation benefits upon the termination of employment in connection with a Change-in-Control. These agreements supersede similar agreements that expired on January 1, 2006. The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, Disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for Good Reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least sixty (60) days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended.

When operative, the agreements protect the Company’s business interests by (i) prohibiting covered executives from soliciting or encouraging employees, customers, agents, brokers and other parties to terminate their relationship with the Company or not place business with the Company for a period of two and one-half years and (ii) establishing certain minimum levels with respect to the covered executive’s base salary and incentive compensation opportunities and also generally protecting the covered executive in the event that he or she incurs a significant change in the other terms and conditions of his or her employment.

For the purposes of these agreements, Change-in-Control is defined as the first occurrence of:

(i)             any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities;

(ii)          within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii);

(iii)       the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event those persons who were shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iv)      the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

(v)         the occurrence of any other event occurs which the Board declares to be a Change-in-Control.

For the purposes of these agreements, Cause is defined as (i) the executive’s conviction of or plea of nolo contendere to, a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct on executive’s part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates (including, without limitation, a willful violation of the Company’s Code of Conduct), or (iii) the executive’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the executive’s employment duties and responsibilities and which failure or refusal is not remedied by the executive within thirty (30) days after notice of such non-performance is given to the executive.

For the purposes of these agreements, Good Reason is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within thirty (30) days after notice of such occurrence is given to the Company): (i) the assignment to the executive of duties inconsistent with the executive’s position or any reduction in the executive’s title or any material reduction in the executive’s position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date; (ii) any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford; (iii) a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or (iv) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

These agreements provide for Change-in-Control severance benefits including: (i) vesting of pension plan benefits and an enhanced pension benefit in an amount equal to two and one-half years of additional service and age credit under such plans payable at the same time, and in the same form as regular pension benefits; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to two and one-half times the sum of base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the Change-in-Control and the annual incentive target for the year in which employment terminates; (iii) two and one-half years of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to two and one-half years of additional contributions the Company would have contributed to the Company’s 401(k) Plan and/or the Excess Investment Plan; (vii) outplacement services; and (viii) a “gross-up” payment from the Company to cover any excise tax liability they may incur as a result of payments or benefits contingent on a Change-in-Control and any income tax liability they may incur as a result of the “gross-up” payment. A covered executive will be subject to a confidentiality covenant after his or her termination of employment, which will require him or her to maintain the confidentiality of any confidential or proprietary information and a non-solicitation covenant for two and one half years after the Employment Period (as defined in the agreement) during which the covered executive cannot solicit employees of the Company.

These agreements terminate automatically upon the covered executive’s death, termination due to Disability, termination for Cause or voluntary retirement. If a covered executive’s employment is terminated during the Employment Period by reason of his or her death or Disability, the agreement will terminate and the Company will pay (i) the covered executive’s base salary through the date of termination; (ii) any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

Executive Severance Allowance Plan

Effective January 1, 2005, the Compensation Committee approved the Executive Severance Allowance Plan. The Executive Severance Allowance Plan is for all Company officers at the level of senior vice president or higher (including

Messrs. Haylon, Polkinghorn, Rich, Wehr and Geraci), other than our CEO, and for any other employee the CEO determines to be integral to the formulation or execution of the Company’s business strategy.

If any such officer or employee is involuntarily terminated, subject to certain exceptions, he or she would be eligible to receive (i) a payment equal to the executive’s annual base salary, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards he or she earned for the fiscal year in which he or she separated from service; (iii) outplacement services; and (iv) continued active participant rates in the medical and dental plans for twelve months of the COBRA continuation period, if the executive elects COBRA coverage.

Benefits are paid from our general assets and are conditioned on a number of factors, including covenants within the terms of the Executive Severance Allowance Plan and the signing of an agreement containing certain covenants and a release of claims against the Company. The Executive Severance Allowance Plan conditions receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company for all payments previously made.

All payments due under the plan are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Section 409A of the Internal Revenue Code.

Illustration of Compensation and Benefits Upon Termination of Employment

As we did for Mrs. Young on page 51, the tables that follow illustrate the value of compensation and benefits the other NEOs would receive if termination of employment occurred on December 31, 2006.

The table below summarizes the compensation and benefits Mr. Haylon would have received if he terminated employment with the Company on December 31, 2006:

Michael E. Haylon Termination Payments if Termination Occurred on December 31, 2006
Termination Benefits And Payments	Voluntary Resignation ($)	Involuntary Termination ($)	For Cause Termination ($)	Good Reason or Without Cause Termination (Change-in- Control) ($)	Death ($)	Disability ($)
Severance
Base Salary Component ($480,000)	–	480,000	–	1,200,000	–	–
Annual Incentive Component (115% of salary)	–	–	–	2,313,118	–	–
Other Compensation
2006 Annual Incentive (1)	–	153,000	–	552,000	153,000	153,000
2004-2006 LTIP Cycle (2)	–	–	–	358,304	268,732	268,732
2005-2007 LTIP Cycle (2)	–	–	–	446,170	–	–
2006-2008 LTIP Cycle (2)	–	–	–	243,938	–	–
Other Unvested Performance-Contingent RSUs (3)	–	–	–	1,298,213	1,298,213	1,298,213
Unvested Service-Based RSUs (3)	–	–	–	1,230,156	61,795	61,795
Unvested Stock Options (3)	–	–	–	–	–	–
Incremental Non-Qualified Company Match (4)	–	–	–	48,000	–	–
Incremental Non-Qualified Pension Lump Sum	–	–	–	–	–	–
280G Tax Gross-Up	–	–	–	2,571,733	–	–
Total	–	633,000	–	10,261,632	1,781,740	1,781,740
Estimated Value of Other Termination Benefits as of December 31, 2006 (Non-Lump Sum Benefit Values)
Benefits and Perquisites
Present Value Incremental Pension Annuity (5)	–	–	–	1,104,269	–	–
Present Value of Early Commencement of Pension	–	–	–	–	–	–
Value of Post-Termination Health & Welfare (6)	–	11,354	–	28,385	–	–
Cost of Outplacement	–	10,000	–	25,000	–	–

All LTIP, RSU, and Stock Option amounts are valued based on the December 29, 2006 closing price of our Common Stock of $15.89 per share.

(1)     Reflects actual 2006 annual incentive, if any, for involuntary termination, termination due to death, and termination due to disability. Reflects 2006 target annual incentive for termination due to Change-in-Control.

(2)     Reflects pro-ration of open LTIP cycles at target results for termination due to Change-in-Control, and pro-ration of open LTIP cycles based on expected results determined pursuant to FAS 123R accounting standards as of December 31, 2006 (as described in note 2 to the Summary Compensation Table for 2006 Fiscal Year on page 32) for termination due to death and termination due to disability (including the 2004-2006 LTIP cycle valued at actual performance results of 75% of target).

(3)     Reflects full or partial vesting acceleration of outstanding non-LTIP equity awards, if applicable, pursuant to the terms of the underlying award agreement(s). The “Other Unvested Performance-Contingent RSUs” reflects Mr. Haylon’s award described in note 11 to the Outstanding Equity Awards at 2006 Fiscal Year-End table on page 39, and is valued at target performance results. Actual results were determined on March 5, 2007 to be 25% of target.

(4)     Reflects the Company matching benefit equal to 4% of the base salary component of severance for termination due to Change-in-Control.

(5)     Reflects the present value of the additional pension benefits that would be provided for termination due to Change-in-Control. This is not a lump sum benefit, but rather the actuarial value of the increased pension annuity benefit.

(6)     Reflects estimated company cost of continuing to subsidize certain health and welfare benefits for 12 months, in the case of involuntary termination, and for 30 months in the case of termination due to Change-in-Control.

The following table summarizes the compensation and benefits Mr. Polkinghorn would have received if he terminated employment with the Company on December 31, 2006:

Philip K. Polkinghorn Termination Payments if Termination Occurred on December 31, 2006
Termination Benefits And Payments	Voluntary Resignation ($)	Involuntary Termination ($)	For Cause Termination ($)	Good Reason or Without Cause Termination (Change-in- Control) ($)	Death ($)	Disability ($)
Severance
Base Salary Component ($450,000)	–	450,000	–	1,125,000	–	–
Annual Incentive Component (100% of salary)	–	–	–	1,125,000	–	–
Other Compensation
2006 Annual Incentive (1)	–	450,000	–	450,000	450,000	450,000
2004-2006 LTIP Cycle (2)	–	–	–	350,515	262,884	262,884
2005-2007 LTIP Cycle (2)	–	–	–	284,653	–	–
2006-2008 LTIP Cycle (2)	–	–	–	169,403	–	–
Other Unvested Performance-Contingent RSUs (3)	–	–	–	418,716	418,716	418,716
Unvested Service-Based RSUs (3)	–	–	–	558,288	–	–
Unvested Stock Options (3)	–	–	–	90,834	90,834	90,834
Incremental Non-Qualified Company Match (4)	–	–	–	45,000	–	–
Incremental Non-Qualified Pension Lump Sum	–	–	–	–	–	–
280G Tax Gross-Up	–	–	–	1,237,200	–	–
Total	–	900,000	–	5,854,610	1,222,434	1,222,434
Estimated Value of Other Termination Benefits as of December 31, 2006 (Non-Lump Sum Benefit Values
Benefits and Perquisites
Present Value Incremental Pension Annuity (5)	–	–	–	159,942	–	–
Present Value of Early Commencement of Pension	–	–	–	–	–	–
Value of Post-Termination Health & Welfare (6)	–	11,402	–	28,505	–	–
Cost of Outplacement	–	10,000	–	25,000	–	–

All LTIP, RSU, and Stock Option amounts are valued based on the December 29, 2006 closing price of our Common Stock of $15.89 per share.

(1)             Reflects actual 2006 annual incentive, if any, for involuntary termination, termination due to death, and termination due to disability. Reflects 2006 target annual incentive for termination due to Change-in-Control.

(2)             Reflects pro-ration of open LTIP cycles at target results for termination due to Change-in-Control, and pro-ration of open LTIP cycles based on expected results determined pursuant to FAS 123R accounting standards as of December 31, 2006 (as described in note 2 to the Summary Compensation Table for 2006 Fiscal Year on page 32) for termination due to death and termination due to disability (including the 2004-2006 LTIP cycle valued at actual performance results of 75% of target).

(3)             Reflects full or partial vesting acceleration of outstanding non-LTIP equity awards, if applicable, pursuant to the terms of the underlying award agreement(s). The “Other Unvested Performance-Contingent RSUs” reflects Mr. Polkinghorn’s award described in note 15 to the Outstanding Equity Awards at 2006 Fiscal Year-End table on page 40, and is valued at target performance results. Actual results were determined on March 5, 2007 to be 200% of target.

(4)             Reflects the Company matching benefit equal to 4% of the base salary component of severance for termination due to Change-in-Control.

(5)             Reflects the present value of the additional pension benefits that would be provided for termination due to Change-in-Control. This is not a lump sum benefit, but rather the actuarial value of the increased pension annuity benefit.

(6)             Reflects estimated company cost of continuing to subsidize certain health and welfare benefits for 12 months, in the case of involuntary termination, and for 30 months in the case of termination due to Change-in-Control.

The following table summarizes the compensation and benefits Mr. Rich would have received if he terminated employment with the Company on December 31, 2006:

Tracy L. Rich Termination Payments if Termination Occurred on December 31, 2006
Termination Benefits And Payments	Voluntary Resignation ($)	Involuntary Termination ($)	For Cause Termination ($)	Good Reason or Without Cause Termination (Change-in- Control) ($)	Death ($)	Disability ($)
Severance
Base Salary Component ($420,000)	–	420,000	–	1,050,000	–	–
Annual Incentive Component (65% of salary)	–	–	–	682,500	–	–
Other Compensation
2006 Annual Incentive (1)	–	–	–	273,000	–	–
2004-2006 LTIP Cycle (2)	–	–	–	327,147	245,357	245,357
2005-2007 LTIP Cycle (2)	–	–	–	230,257	–	–
2006-2008 LTIP Cycle (2)	–	–	–	110,679	–	–
Other Unvested Performance-Contingent RSUs (3)	–	–	–	–	–	–
Unvested Service-Based RSUs (3)	–	–	–	–	–	–
Unvested Stock Options (3)	–	–	–	30,415	30,415	30,415
Incremental Non-Qualified Company Match (4)	–	–	–	42,000	–	–
Incremental Non-Qualified Pension Lump Sum	–	–	–	–	–	–
280G Tax Gross-Up	–	–	–	1,049,750	–	–
Total	–	420,000	–	3,795,748	275,773	275,773
Estimated Value of Other Termination Benefits as of December 31, 2006 (Non-Lump Sum Benefit Values)
Benefits and Perquisites
Present Value Incremental Pension Annuity (5)	–	–	–	196,298	–	–
Present Value of Early Commencement of Pension	–	–	–	–	–	–
Value of Post-Termination Health & Welfare (6)	–	11,378	–	28,445	–	–
Cost of Outplacement	–	10,000	–	25,000	–	–

All LTIP, RSU, and Stock Option amounts are valued based on the December 29, 2006 closing price of our Common Stock of $15.89 per share.

(1)             Reflects actual 2006 annual incentive, if any, for involuntary termination, termination due to death, and termination due to disability. Reflects 2006 target annual incentive for termination due to Change-in-Control.

(2)             Reflects pro-ration of open LTIP cycles at target results for termination due to Change-in-Control, and pro-ration of open LTIP cycles based on expected results determined pursuant to FAS 123R accounting standards as of December 31, 2006 (as described in note 2 to the Summary Compensation Table for 2006 Fiscal Year on page 32) for termination due to death and termination due to disability (including the 2004-2006 LTIP cycle valued at actual performance results of 75% of target).

(3)             Reflects full or partial vesting acceleration of outstanding non-LTIP equity awards, if applicable, pursuant to the terms of the underlying award agreement(s).

(4)             Reflects the Company matching benefit equal to 4% of the base salary component of severance for termination due to Change-in-Control.

(5)             Reflects the present value of the additional pension benefits that would be provided for termination due to Change-in-Control. This is not a lump sum benefit, but rather the actuarial value of the increased pension annuity benefit.

(6)             Reflects estimated company cost of continuing to subsidize certain health and welfare benefits for 12 months, in the case of involuntary termination, and for 30 months in the case of termination due to Change-in-Control.

The following table summarizes the compensation and benefits Mr. Wehr would have received if he terminated employment with the Company on December 31, 2006:

James D. Wehr Termination Payments if Termination Occurred on December 31, 2006
Termination Benefits And Payments	Voluntary Resignation ($)	Involuntary Termination ($)	For Cause Termination ($)	Good Reason or Without Cause Termination (Change-in- Control) ($)	Death ($)	Disability ($)
Severance
Base Salary Component ($380,000)	–	380,000	–	950,000	–	–
Annual Incentive Component (150% of salary)	–	–	–	1,811,523	–	–
Other Compensation
2006 Annual Incentive (1)	–	495,000	–	570,000	495,000	495,000
2004-2006 LTIP Cycle (2)	–	–	–	210,309	157,724	157,724
2005-2007 LTIP Cycle (2)	–	–	–	240,373	–	–
2006-2008 LTIP Cycle (2)	–	–	–	128,746	–	–
Other Unvested Performance-Contingent RSUs (3)	–	–	–	–	–	–
Unvested Service-Based RSUs (3)	–	–	–	–	–	–
Unvested Stock Options (3)	–	–	–	96,100	96,100	96,100
Incremental Non-Qualified Company Match (4)	–	–	–	38,000	–	–
Incremental Non-Qualified Pension Lump Sum	–	–	–	–	–	–
280G Tax Gross-Up	–	–	–	1,618,222	–	–
Total	–	875,000	–	5,663,273	748,824	748,824
Estimated Value of Other Termination Benefits as of December 31, 2006 (Non-Lump Sum Benefit Values)
Benefits and Perquisites
Present Value Incremental Pension Annuity (5)	–	–	–	806,895	–	–
Present Value of Early Commencement of Pension	–	–	–	–	–	–
Value of Post-Termination Health & Welfare (6)	–	11,323	–	28,307	–	–
Cost of Outplacement	–	10,000	–	25,000	–	–

All LTIP, RSU, and Stock Option amounts are valued based on the December 29, 2006 closing price of our Common Stock of $15.89 per share.

(1)             Reflects actual 2006 annual incentive, if any, for involuntary termination, termination due to death, and termination due to disability. Reflects 2006 target annual incentive for termination due to Change-in-Control.

(2)             Reflects pro-ration of open LTIP cycles at target results for termination due to Change-in-Control, and pro-ration of open LTIP cycles based on expected results determined pursuant to FAS 123R accounting standards as of December 31, 2006 (as described in note 2 to the Summary Compensation Table for 2006 Fiscal Year on page 32) for termination due to death and termination due to disability (including the 2004-2006 LTIP cycle valued at actual performance results of 75% of target).

(3)             Reflects full or partial vesting acceleration of outstanding non-LTIP equity awards, if applicable, pursuant to the terms of the underlying award agreement(s).

(4)             Reflects the Company matching benefit equal to 4% of the base salary component of severance for termination due to Change-in-Control.

(5)             Reflects the present value of the additional pension benefits that would be provided for termination due to Change-in-Control. This is not a lump sum benefit, but rather the actuarial value of the increased pension annuity benefit.

(6)             Reflects estimated company cost of continuing to subsidize certain health and welfare benefits for 12 months, in the case of involuntary termination, and for 30 months in the case of termination due to Change-in-Control.

The following table summarizes the compensation and benefits Mr. Geraci would have received if he terminated employment with the Company on December 31, 2006:

Daniel T. Geraci Termination Payments if Termination Occurred on December 31, 2006
Termination Benefits And Payments	Voluntary Resignation ($)	Involuntary Termination ($)	For Cause Termination ($)	Good Reason or Without Cause Termination (Change-in- Control) ($)	Death ($)	Disability ($)
Severance
Base Salary Component ($700,000)	–	700,000	–	1,750,000	–	–
Annual Incentive Component (150% of salary)	–	–	–	2,625,000	–	–
Other Compensation
2006 Annual Incentive (1)	–	–	–	1,050,000	–	–
2004-2006 LTIP Cycle (2)	–	–	–	908,742	681,554	681,554
2005-2007 LTIP Cycle (2)	–	–	–	885,592	–	–
2006-2008 LTIP Cycle (2)	–	–	–	395,274	–	–
Other Unvested Performance-Contingent RSUs (3)	–	–	–	–	–	–
Unvested Service-Based RSUs (3)	–	–	–	184,419	52,331	52,331
Unvested Stock Options (3)	–	–	–	–	–	–
Incremental Non-Qualified Company Match (4)	–	–	–	70,000	–	–
Incremental Non-Qualified Pension Lump Sum	–	–	–	–	–	–
280G Tax Gross-Up	–	–	–	3,015,527	–	–
Total	–	700,000	–	10,884,555	733,885	733,885
Estimated Value of Other Termination Benefits as of December 31, 2006 (Non-Lump Sum Benefit Values)
Benefits and Perquisites
Present Value Incremental Pension Annuity (5)	–	–	–	324,317	–	–
Present Value of Early Commencement of Pension	–	–	–	–	–	–
Value of Post-Termination Health & Welfare (6)	–	8,073	–	20,183	–	–
Cost of Outplacement	–	10,000	–	25,000	–	–

All LTIP, RSU, and Stock Option amounts are valued based on the December 29, 2006 closing price of our Common Stock of $15.89 per share.

(1)             Reflects actual 2006 annual incentive, if any, for involuntary termination, termination due to death, and termination due to disability. Reflects 2006 target annual incentive for termination due to Change-in-Control.

(2)             Reflects pro-ration of open LTIP cycles at target results for termination due to Change-in-Control, and pro-ration of open LTIP cycles based on expected results determined pursuant to FAS 123R accounting standards as of December 31, 2006 (as described in note 2 to the Summary Compensation Table for 2006 Fiscal Year on page 32) for termination due to death and termination due to disability (including the 2004-2006 LTIP cycle valued at actual performance results of 75% of target).

(3)             Reflects full or partial vesting acceleration of outstanding non-LTIP equity awards, if applicable, pursuant to the terms of the underlying award agreement(s).

(4)             Reflects the Company matching benefit equal to 4% of the base salary component of severance for termination due to Change-in-Control.

(5)             Reflects the present value of the additional pension benefits that would be provided for termination due to Change-in-Control. This is not a lump sum benefit, but rather the actuarial value of the increased pension annuity benefit.

(6)             Reflects estimated company cost of continuing to subsidize certain health and welfare benefits for 12 months, in the case of involuntary termination, and for 30 months in the case of termination due to Change-in-Control.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal Year 2006

The following table sets forth information concerning the 2006 compensation of our directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”). Additional information may be found in the narrative and supporting tables that accompany this table.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1),(2)		Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)		(c)		(d)	(e)	(f)
Sal H. Alfiero	$–		$132,500	(4)	–	$7,026	$139,526
Martin N. Baily	52,500		52,500		–	5,708	110,708
Jean S. Blackwell	–		105,000	(4)	–	3,763	108,763
Peter C. Browning	58,750		58,750		–	8,758	126,258
Arthur P. Byrne	–		105,000	(4)	–	4,654	109,654
Sanford Cloud, Jr.	60,000		60,000		–	8,905	128,905
Gordon J. Davis	50,000		50,000		–	6,677	106,677
John H. Forsgren, Jr.	50,000		50,000		–	3,545	103,545
Ann Maynard Gray	51,250		51,250		–	8,474	110,974
John E. Haire	57,500	(5)	57,500	(5)	–	7,342	122,342
Jerry J. Jasinowski	60,000	(6)	60,000		–	8,317	128,317
Thomas S. Johnson	–		127,500	(4)	–	7,992	135,492

(1)             Represents the 2006 expense reflected in the Company’s 2006 financial statements for all stock awards granted to Non-employee Directors as calculated pursuant to FAS 123R. This expense is comprised entirely of the portion of 2006 compensation paid in RSUs under the RSU Plan, as described on page 61, and equals the aggregate grant date fair values of each such RSU award, valued based on the closing price of our Common Stock on the award date (or deferral date, as applicable).

(2)             The following table sets forth information concerning the total outstanding RSU and stock option awards, including RSUs voluntarily elected to be received in lieu of cash, held by the Non-employee Directors as of December 31, 2006:

Name	Number of RSUs Outstanding	Number of Stock Options Outstanding (a)
Sal H. Alfiero	32,918	13,700
Martin N. Baily	6,185	–
Jean S. Blackwell	19,371	–
Peter C. Browning	12,436	13,700
Arthur P. Byrne	35,322	13,700
Sanford Cloud, Jr.	12,521	13,700
Gordon J. Davis	11,835	13,700
John H. Forsgren, Jr.	6,013	–
Ann Maynard Gray	16,728	13,700
John E. Haire	19,557	13,700
Jerry J. Jasinowski	21,394	13,700
Thomas S. Johnson	17,151	13,700
(a)

These stock options were granted on June 25, 2002 under The Phoenix Companies, Inc. Directors Stock Plan to each individual who was then a Non-employee Director. These options are exercisable at $16.20 per share and expire on June 25, 2012.

(3)       Represents amounts paid by the Company for life insurance premiums, tax gross-ups, and charitable gifts, as applicable. These items are described in the narrative below.

(4)             These directors elected to convert their cash compensation into deferred RSUs, subject to the same terms and conditions as their other RSUs as described in the narrative below.

(5)             Includes $3,750 in retainer for service as chair of the Phoenix Life Policyholder Affairs Committee (total of $7,500 between cash and RSUs).

(6)             Mr. Jasinowski elected to defer all of his cash compensation until following termination of services with the Company into The Phoenix Companies, Inc. Directors’ Deferred Compensation Plan, as described below.

Directors Compensation Plan

Effective January 1, 2006, the Board voted to eliminate meeting fees and implement a 100% retainer-based compensation structure. The retainer structure reflects the additional time and workload demands on committee chairs, as well as members of the Audit and Compensation Committees. The new structure will also permit the Company to pay all Non-employee Directors using an equal mix of cash and equity, consistent with its existing pay philosophy for Board members.

For 2006, Board compensation consists of a flat retainer of $100,000 per year for each Non-employee Director, plus additional retainers to all committee chairs and to all members of the Audit Committee and the Compensation Committee. This compensation is paid to Non-employee Directors only. The schedule of additional annual retainers is as follows:

Committee Position	Additional Annual Retainer
Chair of the Executive Committee	$30,000
Chair of the Audit Committee	25,000
Chair of the Compensation Committee	20,000
Chairs of the Finance and Governance Committees	15,000
Chair of the Phoenix Life Policyholder Affairs Committee	7,500
Members of the Audit Committee, excluding the chair	5,000
Members of the Compensation Committee, excluding the chair	2,500

All retainers are paid quarterly in advance, 50% in cash and 50% in RSUs. The RSUs will each convert into one share of the Common Stock following his or her retirement as a director. In the interim, each RSU will be credited with dividend equivalents and interest thereon. Non-employee Directors continue to have the option to defer receipt of cash compensation until following retirement under either of the following non-qualified deferred compensation programs:

•                  Non-employee Directors may elect to defer all or a portion of their cash compensation into RSUs. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). These RSUs are credited with dividend equivalents and interest thereon from the associated dividend payment dates. The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to directors following termination of services with the Company. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust.

•                  Non-employee Directors may elect to defer all or a portion of their cash compensation under a non-qualified deferred compensation program. This program provides directors with the same choice of mutual fund offerings provided to employee participants in the Company’s Excess Investment Plan. See the fund listing under the Non-Qualified Deferred Compensation in Fiscal Year 2006 table on page 45. Directors can modify their investment elections at any time under the program. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the program, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also provides $100,000 of life insurance to each director, including the CEO. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

OWNERSHIP OF COMMON STOCK

Directors and Senior Officers

To facilitate stock ownership by our directors and employees, we have adopted certain permitted equity-based compensation plans, including The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”), which was approved by our shareholders on April 28, 2003.

In addition, in 2003, we adopted the following ownership and retention guidelines for directors and senior officers:

•                  For senior officers, the guidelines call for each senior officer to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of salary, as indicated in the table below. Instead of a fixed time frame for attaining these levels of ownership, officers must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. Senior officers must retain their stock for six months after retirement or termination from the Company. These retention ratios apply to all shares and RSUs awarded after June 5, 2003.

•                  For Non-employee Directors, the guidelines call for each director to accumulate $150,000 worth of our Common Stock (including, for these purposes, RSUs) as measured using the current fair market value of our Common Stock, within five years of the later of (a) initial election to the Board, or (b) the date these guidelines were adopted by the Board (November 6, 2003). Each Non-employee Director must hold such stock until the end of his or her service as a director.

Position	Target Ownership	Initial Retention Ratio	Reduced Retention Ratio
Chief Executive Officer	5.0 × Salary	75%	25%
Executive Vice Presidents	3.5 × Salary	50%	20%
Other Executives	1.0 – 3.0 × Salary	25% – 40%	10% – 15%
Non-employee Directors	$150,000	N/A	N/A

The table on the next page shows the beneficial ownership of our Common Stock by each director, and by each NEO named in the Summary Compensation Table for 2006 Fiscal Year on page 32 of this Proxy Statement, as well as the total ownership by the group composed of (a) our directors and (b) our executive officers listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of RSUs whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about RSUs subject to performance-based criteria, see column (i) of the Outstanding Equity Awards at 2006 Fiscal Year-End table on page 38. Since neither the directors nor the officers have power to vote the shares underlying their RSUs or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)		Options Exercisable Within 60 Days(1)(3)	Restricted Stock Units (1)(4)		Total (1)(5)	Percent of Common Stock (6)
Sal H. Alfiero	150,053		13,700	35,022		198,775	*
Martin N. Baily	–		–	7,019		7,019	*
Jean S. Blackwell	–		–	21,039		21,039	*
Peter C. Browning	8,141		13,700	13,369		35,210	*
Arthur P. Byrne	18,100		13,700	36,989		68,789	*
Sanford Cloud, Jr.	7,000		13,700	13,474		34,174	*
Gordon J. Davis	500		13,700	12,630		26,830	*
John H. Forsgren, Jr.	2,000		–	6,807		8,807	*
Daniel T. Geraci	203,209	(7)	–	127,502		330,711	*
Ann Maynard Gray	–		13,700	17,542		31,242	*
John E. Haire	6,519	(8)	13,700	20,471		40,690	*
Michael E. Haylon	72,597	(9)	60,000	72,849	(10)	205,446	*
Jerry J. Jasinowski	100		13,700	22,347		36,147	*
Thomas S. Johnson	20,044		13,700	19,177		52,921	*
Philip K. Polkinghorn	63,542	(11)	65,000	81,591	(12)	210,132	*
Tracy L. Rich	28,609	(13)	46,666	21,162		96,437	*
James D. Wehr	20,963	(14)	75,000	–		95,963	*
Dona D. Young	200,550	(15)	262,500	676,944	(16)	1,139,994	*
All directors, director nominees and executive officers as a group (18 persons)	583,163	(17)	625,633	1,057,270		2,266,066	1.06%

*                 Less than 1%

(1)              All holdings are stated as of March 5, 2007, and are rounded to the nearest whole number.

(2)              In the case of the executive officers, the figures include share equivalents held in the 401(k) Plan.

(3)              Reflects the number of shares that could be acquired under options exercisable within 60 days of March 5, 2007.

(4)              Reflects those RSUs outstanding as of March 5, 2007, whose conversion into shares is not contingent upon any performance-based criteria. Directors and officers do not have the power to vote the shares underlying the RSUs. All are vested unless otherwise noted.

(5)              Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.

(6)              Reflects, as a percent of our outstanding Common Stock, the total of the first two columns.

(7)              Includes 1,369 share equivalents held in the 401(k) Plan.

(8)              Includes 1,000 shares held by Mr. Haire in custody for his two children.

(9)              Includes 1,362 share equivalents held in the 401(k) Plan.

(10)          63,712 of these RSUs will vest on November 4, 2007, 4,569 on March 1, 2008 and 4,568 on March 1, 2009, or, in each case, such earlier time as provided in Mr. Haylon’s Change-in-Control Agreement, which is discussed beginning on page 52.

(11)           Includes 1,179 share equivalents held in the 401(k) Plan.

(12)          35,135 of these RSUs vested on March 8, 2007, and 46,456 will vest on February 8, 2010.

(13)          Includes 13,063 share equivalents held in the 401(k) Plan and 37 shares held by Mr. Rich’s spouse.

(14)          Includes 8,974 share equivalents held in the 401(k) Plan.

(15)          Includes: (a) 556 shares of Common Stock held by a trust of which Mrs. Young is the sole trustee; (b) 18 shares of Common Stock held by a trust of which Mrs. Young’s husband is a trustee and with respect to which she disclaims beneficial ownership; and (c) 30,341 share equivalents held in the 401(k) Plan.

(16)          90,901 of these RSUs will vest on May 18, 2008, or such earlier time as provided in Mrs. Young’s Employment Agreement, which is discussed beginning on page 34.

(17)          Includes: (a) 1,593 shares of Common Stock whose ownership is indirect either because the shares are held in trust or because they are held by or on behalf of family members; (b) 18 shares of Common Stock with respect to which beneficial ownership is disclaimed; and (c) 46,552 share equivalents held in the 401(k) Plan.

Five Percent Shareholders

The following table lists the beneficial owners known to the Company as of February 28, 2007, the record date, of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners reflecting beneficial ownership as of December 31, 2006.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock (1)(2)
Dimensional Fund Advisors LP	6,182,900	(3)	5.44	%(3)
1299 Ocean Avenue
Santa Monica, CA 90401
State Farm Mutual Automobile Insurance Company	5,931,153	(4)	5.21	%(4)
One State Farm Plaza
Bloomington, IL 61710

(1)             Based on shares of our Common Stock reported as owned as of December 31, 2006.

(2)             Based on total number of shares of our Common Stock outstanding as of December 31, 2006.

(3)             Based on a Schedule 13G filed with the SEC on February 1, 2007 by Dimensional Fund Advisors LP (“Dimensional”). The filing discloses that as of December 31, 2006, Dimensional had sole dispositive and voting power with respect to 6,182,900 shares of Common Stock and specifies that all of these shares are owned by investment companies to which Dimensional serves as investment advisor and certain other commingled group trusts and accounts to which Dimensional serves as investment manager. The filing also specifies that Dimensional disclaims beneficial ownership of the securities reported.

(4)             Based on a Schedule 13G filed with the SEC on February 14, 2007 by State Farm Mutual Automobile Insurance Company (“State Farm”). This amount includes 5,881,918 shares of Common Stock owned by State Farm as of December 31, 2006 and 49,235 shares of Common Stock owned by three affiliated investment companies for which a State Farm subsidiary is the investment adviser as of December 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2006, all of our directors and executive officers timely met such filing requirements with the exception of director Jerry J. Jasinowski, who in July 2006 made an untimely disclosure of 53 shares acquired by him in October 2005. Based on filings made with the SEC, we believe that at no time during the fiscal year ending December 31, 2006, did we have any greater-than-10% beneficial owners.

Exhibit A

THE PHOENIX COMPANIES, INC.
BOARD OF DIRECTORS CATEGORICAL INDEPENDENCE STANDARDS

(as adopted on February 5, 2004)

The Board of Directors has adopted a resolution determining that the following categories of relationships are immaterial for purposes of determining whether a director is “independent” for purposes of the listing standards adopted by the New York Stock Exchange (“NYSE”). If a particular relationship does not fall within any of the following categories the Board will review the relationship in light of the individual circumstances of the director.

1.              Investment relationships with the Company

The director and any family member may own equity or other securities of the Company or any of its subsidiaries (collectively, the “Company”).

2.              Other business relationships with the Company

The director and any family member may purchase or receive wealth management, investment management, insurance or other products and services from the Company unless the terms thereof are more favorable to the director or an immediate family member (within the meaning of the NYSE listing standards) than those prevailing at the time for comparable products or services provided to or received by other persons without such a relationship. Products and services provided to directors as part of their compensation for or in connection with their fulfillment of their duties and responsibilities as directors are also permitted.

3.              Employment and compensation relationships with the Company

The director and any family member may only have an employment relationship with the Company or receive compensation from the Company to the limited extent permitted by the NYSE listing standards.

The director and any family member may only have an employment relationship or affiliation with a present or former auditor of the Company or with an entity that has or had an executive officer of the Company serving on its compensation committee to the limited extent permitted by the NYSE listing standards.

4.              Relationships with other business entities

The director and any family member may have relationships with a business entity only if either: (1) the director’s relationship to the business entity is immaterial, or (2) the Company’s relationship to the business entity is immaterial.

•                  For purposes of clause (1), a director’s relationship to a business entity is material if the director or an immediate family member is an employee, owner of more than 5% of the equity or voting interests in that entity, the holder of debt representing more than 5% of consolidated assets of the entity, or a general partner of the entity.

•                  For purposes of clause (2), the Company’s relationship to a business entity is material if any of the following apply:

1.               The entity is a party to a relationship or transaction with the Company that: (a) is not on substantially the same terms as those prevailing at the time for comparable transactions by the Company with other entities not having such a relationship with the director or his or her family member, or (b) if terminated in the ordinary course of business, could reasonably be expected to have a material adverse effect on the business entity.

2.               The entity made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year during the last three years, exceeded the greater of $1 million, or 2% of the entity’s consolidated gross revenues.

A-1

5.              Relationships with not-for-profit entities

The director and any family member may have relationships with a not-for-profit entity only if either: (1) the director’s relationship to the not-for-profit entity is immaterial, or (2) the Company’s relationship to the not-for-profit entity is immaterial.

•                  For purposes of clause (1), a director’s relationship to a not-for-profit entity is material if the director or an immediate family member is a director or executive officer of the not-for-profit entity.

•                  For purposes of clause (2), the Company’s relationship to a not-for-profit entity is material if the Company makes contributions in an amount that, in any single fiscal year during the last three years, exceeds the greater of $1 million, or 2% of the not-for-profit entity’s consolidated gross revenues.

A-2

Information Lines:

If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have other questions related to your shares or status as a shareholder, please call Phoenix Shareholder Services toll-free at 800.490.4258.

Written Correspondence:

You may write to Phoenix Shareholder Services at the following address:

The Bank of New York

Investor Services

Church Street Station

P.O. Box 11258

New York, New York 10286-1258

web site:  www.phoenixwm.com

Electronic Delivery:

If you are a registered shareholder and received this Proxy Statement in hard copy, you may obtain electronic delivery of future annual meeting materials by logging onto the web site www.proxyconsent.com/pnx and following the instructions. Electronic delivery saves the Company a significant portion of the costs associated with printing and mailing its annual meeting materials. The Company also believes that registered shareholders will find this service convenient and useful. By providing the appropriate information when you vote by proxy via the Internet, you can consent to receive future proxy materials and/or annual reports electronically. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice by electronic mail explaining how to access these materials, but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. If you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., on-line fees) in connection with the electronic delivery of the proxy materials and annual report. Your consent will be effective until you revoke it by terminating your registration at the web site www.proxyconsent.com/pnx. If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

Incorporation by Reference:

Certain information in our Annual Report on Form 10-K is incorporated herein by reference. If you have received a copy of this proxy by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without change. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

The Phoenix Companies, Inc.
One American Row, P.O. Box 5056
Hartford, Connecticut  06102-5056 U.S.A.

The Phoenix Companies, Inc.
Notice of Annual Meeting of Shareholders–April 26, 2007

The Annual Meeting of Shareholders will be held on Thursday, April 26, 2007 at 10:00 a.m. at The Phoenix Companies, Inc., One American Row,
Hartford, CT 06102. Only shareholders of record at the close of business on February 28, 2007 will be entitled to vote at the meeting.

By Order of the Board of Directors

Tracy L. Rich
Corporate Secretary

Your vote is important. Please vote immediately by completing, detaching and returning the proxy card below or vote:

BY INTERNET	BY TELEPHONE
log on to	(toll-free)
https://www.proxypush.com/pnx	1-866-785-4025

☐                                                                         If you vote over the Internet or by telephone, please do not mail your proxy card.

▼ DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ▼

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY	☒
CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.	Votes MUST be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote FOR ALL the listed nominees in Proposal 1 and FOR Proposal 2.						FOR	AGAINST	ABSTAIN
1. Election of Directors					2. Ratification of the appointment of PricewaterhouseCoopers LLP as	☐	☐	☐
FOR ALL nominees listed below ☐	FOR ALL EXCEPT as noted below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	the Company’s Independent Registered Public Accounting Firm
Nominees:			01 Jean S. Blackwell, 02 Arthur P. Byrne, 03 Ann Maynard Gray, 04 Dona D. Young		If you plan to attend the Annual Meeting, please mark this box			☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark the second box above and write their name(s) on the line provided below.					If an address change has been noted on the reverse side of this card, please mark this box			☐
EXCEPTIONS:					If comments have been noted on the reverse side of this card, please mark this box			☐

SCAN LINE

Please sign this proxy exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as the shareholder’s attorney, administrator, trustee or guardian please give full title as such. Please see reverse side.

			Date		Shareholder sign here	Co-Owner sign here

ADMISSION TICKET

The Phoenix Companies, Inc.
2007 Annual Meeting of Shareholders
Thursday, April 26, 2007
10:00 a.m. at
One American Row Hartford, CT
Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Shareholders in person.
You must present this portion of the Proxy Card at the door for admission.

Seating will be on a first-come, first-serve basis
and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

▼ FOLD AND DETACH HERE ▼

P R O X Y	THE PHOENIX COMPANIES, INC.
Proxy for Annual Meeting of Shareholders on April 26, 2007
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers and Tracy L. Rich, or either of them, each with full powers of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on April 26, 2007 at 10:00 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the items set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

If shares of The Phoenix Companies, Inc. common stock are issued to or held for the account of the undersigned under any employee plan and voting rights attach to such shares (any of such plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of The Phoenix Companies, Inc. common stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment or postponement thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL #2. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET. (Continued and to be signed, on reverse side)
Address Change/Comments	THE PHOENIX COMPANIES, INC.
P.O. BOX 11464
NEW YORK, N.Y. 10203-0464